UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )
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Moog Inc.
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MOOG

2025 PROXY STATEMENT

NOTICE OF ANNUAL MEETING

Shaping the way our world moves™

East Aurora, New York 14052

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Moog Inc. (the "Annual Meeting") will be held virtually on Tuesday, February 10, 2026, at 12:00 p.m. EST for the following purposes:

1.To elect three directors of the Company, one of whom will be a Class A director elected by holders of Class A shares and two of whom will be Class B directors elected by holders of Class B shares. One Class B director will serve a two-year term expiring in 2028, the Class A director as well as the other Class B director will each serve a three-year term expiring in 2029, or until the election and qualification of their successors.

2.To consider and ratify the selection of KPMG LLP, independent registered certified public accountants, as auditors of the Company for the 2026 fiscal year.

3.To consider and transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on December 12, 2025 as the record date for determining which shareholders shall be entitled to notice of and to vote at the Annual Meeting.

The Annual Meeting will be a virtual meeting conducted via live webcast. Shareholders will be able to join the Annual Meeting via a website where they attend, submit questions and vote their shares electronically. Prior registration to attend the Annual Meeting and vote electronically at the Annual Meeting is required for each class of shares by 6:00 p.m. EST on February 5, 2026 by entering your control number, which can be found on your Important Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Register to attend and vote with Class A shares at register.proxypush.com/moga. Register to attend and vote with Class B shares at register.proxypush.com/mogb. Shareholders that hold both Class A and Class B shares must register each share class to be eligible to vote both share classes electronically at the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will also permit you to submit questions and vote your shares electronically. We recommend that you log in at least fifteen minutes prior to the start of the Annual Meeting. Technical support will be available during the virtual Annual Meeting. Further details will be provided to shareholders as part of the registration confirmation.

SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT AT THE VIRTUAL MEETING MAY ATTEND THE ANNUAL MEETING BY PROXY. SHAREHOLDERS WHO WILL VOTE BY PROXY ARE REQUESTED TO DATE, MARK, SIGN AND RETURN THE PROXY CARD OR USE THE INTERNET OR TELEPHONE VOTING OPTIONS AS DESCRIBED ON THE PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

 Elwira J. Kelly, Secretary

Dated: December 19, 2025
East Aurora, New York
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 10, 2026:

This Proxy Statement and the 2025 Annual Report to Shareholders are available for review online at:
www.eqproxyportal.com/EQ/mog-A

East Aurora, New York 14052

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 10, 2026

GENERAL INFORMATION

This Proxy Statement is furnished to shareholders of record as of the close of business on December 12, 2025 by the Board of Directors (the "Board") of Moog Inc. (the “Company” or "Moog"), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held virtually on February 10, 2026, at 12:00 p.m. EST, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy will be first made available to shareholders on or about December 19, 2025.

The Annual Meeting will be a virtual meeting conducted via live webcast. Shareholders will be able to join the Annual Meeting via a website where they attend, submit questions and vote their shares electronically. Prior registration to attend the Annual Meeting and vote electronically at the Annual Meeting is required for each class of shares by 6:00 p.m. EST. on February 5, 2026 by entering your control number, which can be found on your Important Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. Register to attend and vote with Class A shares at register.proxypush.com/moga. Register to attend and vote with Class B shares at register.proxypush.com/mogb. Shareholders that hold both Class A and Class B shares must register each share class to be eligible to vote both share classes electronically at the Annual Meeting. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will also permit you to submit questions and vote your shares electronically. We recommend that you log in at least fifteen minutes prior to the start of the Annual Meeting. Technical support will be available during the virtual Annual Meeting. Further details will be provided to shareholders as part of the registration confirmation.

As part of the Annual Meeting, we will hold a live Q&A session, during which we will address questions that relate to the matters to be voted on at the Annual Meeting. If you wish to submit questions prior to the Annual Meeting, please follow the registration instructions on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form. If you wish to submit a question during the Annual Meeting, you may do so using the virtual meeting platform. If your question is properly submitted during the relevant portion of the meeting agenda we will respond during the live webcast, subject to time constraints. Multiple questions submitted on the same subject will be consolidated and answered with a single response. Only validated shareholders or proxy holders will be able to ask questions using the meeting portal.

If the form of proxy is properly executed and returned or the internet or telephone voting options described on the proxy are used, the shares represented thereby will be voted in accordance with the instructions thereon. Unless otherwise specified, the proxy will be deemed to confer authority to vote the shares represented by the proxy in accordance with the recommendations of the Board.

Any proxy given pursuant to this solicitation may be revoked by the person giving it insofar as it has not been exercised. Any revocation may be made at the Annual Meeting, or by submitting a proxy bearing a date subsequent to that on the proxy to be revoked, or by written notification to the Secretary of the Company, Elwira J. Kelly, c/o Moog Inc., 400 Jamison Road, East Aurora, New York 14052.

Many shareholders receive a notice of internet availability in lieu of paper copies of our 2025 Annual Report to Shareholders. The notice of internet availability provides instructions on how to access the documents on the internet and how to receive a paper copy of our materials. Electronic delivery enables us to more cost effectively provide the information needed while reducing the environmental impact and cost associated with printing and mailing paper copies.

RECORD DATE AND OUTSTANDING SHARES

The Board has fixed the close of business on December 12, 2025 as the record date for determining the holders of Class A and Class B shares of common stock entitled to notice of and to vote at the Annual Meeting. On December 12, 2025, the Company had outstanding and entitled to vote a total of 28,853,564 shares of Class A common stock (“Class A shares”) and 4,621,751 shares of Class B common stock (“Class B shares”).

STATEMENT REGARDING MOOG'S DUAL-CLASS STOCK

Since our founding in 1951, we have built our success based upon our culture and values, including our strong focus on our human capital resources. Our desire to create a shared sense of purpose among our employees has long been rooted in our current dual-class capital structure, which we believe is in the best interests of our Company and all of our shareholders. The Company’s dual-class capital structure, which has been in place since 1980, provides each outstanding Class A share a one-tenth vote per share and each outstanding Class B share one vote per share. In addition, holders of Class A shares are entitled to elect at least 25% of the Board, rounded up to the nearest whole number, so long as the number of outstanding Class A shares is at least 10% of the number of outstanding shares of both classes of common stock. Unlike many dual-class capital structures, the Company’s Class A shareholders elect their own directors without any influence from Class B shareholders. Currently, we have nine directors on our Board. Three are Class A directors and six are Class B directors.

The majority of Class B shares are held by our employees or our employee benefit plans. We believe that having our employees and employee benefit plans as significant shareholders through their ownership of the Class B shares has permitted the Company and our management to focus on the Company’s long-term success to the benefit of all of our stakeholders, including shareholders, employees, customers, suppliers and communities where we maintain offices and provides stability in the face of short-term market pressures and factors beyond the control of management.

The Company has a history of open disclosure regarding this dual-class capital structure. Shareholders that invest in our Company should do so with the understanding that, in the view of the Board and management, our current voting and governance structure contributes to the stability of the Company’s operations and long-term success.
VOTING RIGHTS AND INSTRUCTIONS

Holders of a majority of each of the Class A shares and Class B shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Holders of Class A shares are entitled to elect at least 25% of the Board, rounded up to the nearest whole number, so long as the number of outstanding Class A shares is at least 10% of the number of outstanding shares of both classes of common stock. Currently, the holders of Class A shares are entitled, as a class, to elect three directors of the Company, and the holders of the Class B shares are entitled, as a class, to elect the remaining six directors. Other than on matters relating to the election of directors or as required by law, where the holders of Class A shares and Class B shares vote as separate classes, the record holder of each outstanding Class A share is entitled to a one-tenth vote per share, and the record holder of each outstanding Class B share is entitled to one vote per share on all matters, other than matters relating to the election of directors or as required by law, to be brought before the Annual Meeting.

The Class A directors and Class B directors will be elected by a plurality of the votes cast by the respective class and therefore the director nominees receiving the most "For" votes cast by the respective class will be elected. The ratification of the auditors and other matters submitted to the Annual Meeting that would not require a separate class vote by law requires the affirmative vote of the majority of the votes cast by the holders of the Class A shares and Class B shares, voting together as a single class (meaning the number of Class A shares and Class B shares voted “For” a proposal must exceed the number of Class A shares and Class B shares voted “Against” such proposal).

Shares held in a brokerage account or by another nominee are considered held in “street name” by the shareholder. A broker or nominee holding shares for a shareholder in “street name” may not vote in the election of directors, unless the broker or nominee receives specific voting instructions from the shareholder. As a result, absent specific instructions, brokers or nominees may not vote a shareholder’s shares on Proposal 1, the election of directors. Such shares will be considered “broker non-votes” for such proposal. Broker non-votes in connection with the election of one or more nominees for director will not constitute a vote cast and will therefore have no effect on the outcome of the vote. In addition, with respect to Proposal 1, the election of directors, a "withhold" vote will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors. In accordance with New York law, abstentions and broker non-votes are also not counted in determining the votes cast in favor of or against Proposal 2, the ratification of the selection of KPMG LLP as independent auditors of the Company for the 2026 fiscal year, and therefore will not affect the outcome of such vote.

Additionally, if you hold your shares in a brokerage account or by another nominee, since you are not the shareholder of record, in order to vote these shares at the virtual Annual Meeting you must obtain a legal proxy from your broker or other nominee. Once you have obtained the legal proxy, you must send a copy of the legal proxy to EQ via e-mail to EQSS-ProxyTabulation@equiniti.com prior to February 10, 2026.

Therefore, it is particularly important for shareholders holding shares in “street name” to instruct their brokers as to how they wish to vote their shares.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board is comprised of two classes of directors, Class A directors and Class B directors, elected by holders of Class A shares and holders of Class B shares, respectively. Within each class of directors there exist three subclasses, such that each of the subclasses is nearly equal in number.

Our Board is currently comprised of nine members. Three directors are to be elected at the Annual Meeting, of which one will be a Class A director elected by the holders of the outstanding Class A shares and of which two will be Class B directors elected by the holders of the outstanding Class B shares. Mr. Donald R. Fishback is nominated to be elected by the holders of Class B shares to hold office for a two-year term expiring in 2028, or until the election and qualification of his successor. Ms. Brenda L. Reichelderfer is nominated to be elected by the holders of Class A shares and Mr. Kraig H. Kayser is nominated to be elected by the holders of Class B shares; each to hold office for a three-year term expiring in 2029, or until the election and qualification of their successors.

For each properly executed proxy, the persons named in the proxy will vote Class A shares for the election of the Class A nominee named in the following table and Class B shares for the election of the Class B nominees named in the following table, unless the proxy directs otherwise or is revoked. In the event any of the nominees should be unable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not expected that any of the nominees will be unable to serve. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Company’s current Board, including the nominees for director, share certain characteristics, experience and capabilities critical to effective board membership. Sound business judgment essential to intelligent and effective decision-making, experience at the policy-making level, relevant educational background, integrity, honesty and the ability to work collaboratively are some of the attributes possessed that qualify them to serve on the Board. The specific employment and leadership experiences, knowledge and capabilities of both the nominees for director and standing directors are further described in their biographies on the following pages.

Certain information regarding nominees for Class A and Class B directors, as well as those Class A and Class B directors whose terms of office continue beyond the date of the Annual Meeting, is set forth in the following tables. Messrs. Fishback and Kayser and Ms. Reichelderfer have previously served as directors of the Company and have been elected as directors of the Company at prior annual meetings.

Nominees for Election as Directors at the Annual Meeting

The Board recommends a vote "FOR" the election of each of the Nominees listed below for Director.

BRENDA L. REICHELDERFER	Age	Director Since	Expiration of Term	Position
	67	2016	2029	Director - Class A

Ms. Reichelderfer is a retired Senior Vice President and Managing Director at TriVista, a global management consulting firm in the private equity sector. Ms. Reichelderfer joined TriVista in 2008 and also served as the company’s Global Head of Aerospace and Defense. Previously, she spent over 25 years in executive leadership positions at ITT Corporation, including Group President of the Motion & Flow Control and subsequently the Electronics Divisions. She received a Bachelor of Science ("B.S.") in Electrical Engineering from Ohio Northern University and is a graduate of the Executive Development Institute at the Fuqua School of Business at Duke University. The Company believes Ms. Reichelderfer’s extensive experience in general management, engineering and operations, along with her knowledge of the aerospace and industrial industries, make her highly qualified to serve as a director.

DONALD R. FISHBACK	Age	Director Since	Expiration of Term	Position
	69	2015	2028	Director - Class B

Mr. Fishback joined Moog in 1981 after working as a Certified Public Accountant for Deloitte LLP. He became Corporate Controller in 1985 and was named Vice President of Finance in 2007, a position he held until December 2010, at which time he was appointed Chief Financial Officer ("CFO"). Mr. Fishback retired as CFO of the Company effective January 2020 and served as a Corporate Vice President until March 2021. Mr. Fishback holds a Bachelor of Arts ("B.A.") in Business from Westminster College in Pennsylvania, a Master of Business Administration ("MBA") from University at Buffalo, The State University of New York and completed the Advanced Management Program ("AMP") at Harvard Business School. The Company believes Mr. Fishback’s in-depth financial and managerial expertise and thorough understanding of the Company’s operations make him highly qualified to serve as a director.

KRAIG H. KAYSER	Age	Director Since	Expiration of Term	Position
	65	1998	2029	Director - Class B
	Mr. Kayser is the non-executive Chairman and former President and Chief Executive Officer ("CEO") of Seneca Foods Corporation headquartered in Fairport, New York. He retired as President and CEO on October 1, 2020. Prior to assuming the CEO position at Seneca Foods in 1993, Mr. Kayser was Seneca Food’s CFO. He received a B.A. from Hamilton College and an MBA from Cornell University. The Company believes Mr. Kayser’s financial and business expertise, including an in-depth understanding of the preparation and analysis of financial statements, and experience as President and CEO of a large publicly traded corporation, makes him highly qualified to serve as a director.

Directors With Terms Continuing Beyond the Annual Meeting

JANET M. COLETTI	Age	Director Since	Expiration of Term	Position
	62	2020	2027	Director - Class A
	Ms. Coletti retired as Executive Vice President and Chief Human Resources Officer ("CHRO") of M&T Bank Corporation ("M&T") in December 2020. M&T is headquartered in Buffalo, New York. Ms. Coletti started her career at M&T in 1985 and held numerous positions in the Consumer Banking and Business Banking divisions before becoming CHRO in 2015. Ms. Coletti holds a B.A. in Economics from Mount Holyoke College. The Company believes Ms. Coletti’s extensive financial services experience along with her understanding of talent management, leadership development and compensation and benefits make her highly qualified to serve as a director.
MAHESH NARANG	Age	Director Since	Expiration of Term	Position
	50	2022	2028	Director - Class A
	Mr. Narang is Executive Vice President and President of the Access segment of Oshkosh Corporation, a role he assumed in November 2023. Previously, Mr. Narang was the President of the Components segment at Cummins Inc. from January 2021 to November 2023 after serving as the Vice President and General Manager of Cummins Emission Solutions from July 2017 to December 2020. In his over 20 years at Cummins Inc., Mr. Narang held various leadership positions providing him with many opportunities to work within different business segments and across regions in operations, marketing and general management, including his role as COO for the India Area Business Organization. He received his B.S. in Engineering from Mumbai University and an MBA from Northwestern University. The Company believes Mr. Narang’s extensive knowledge and expertise in global operations management, engineering and environmental solutions makes him highly qualified to serve as a director.
WILLIAM G. GISEL, JR.	Age	Director Since	Expiration of Term	Position
	73	2012	2027	Director - Class B

Mr. Gisel is former CEO and current Executive Vice Chair of Rich Products Corporation, headquartered in Buffalo, New York. Mr. Gisel started his career at Bankers Trust Company in 1974, and after completing law school in 1978, he joined the law firm Phillips Lytle LLP. Mr. Gisel joined Rich Products in 1982, serving as the company’s first General Counsel. In 1988, Mr. Gisel was named Vice President of the International Division. In 1996, he assumed the position of President of Rich’s Food Group and Chief Operating Officer ("COO") and, in 2006, he was appointed CEO, a role in which he served until January 2020. He earned a B.A. from Williams College, a Juris Doctorate from the Emory University School of Law and has an MBA from the University of Rochester William E. Simon Graduate School of Business Administration. The Company believes Mr. Gisel’s experience as an executive officer and director of a large, multi-national company makes him highly qualified to serve as a director.

PETER J. GUNDERMANN	Age	Director Since	Expiration of Term	Position
	63	2009	2028	Director - Class B

Mr. Gundermann is President, CEO and Chairman of Astronics Corporation, a publicly traded aerospace and defense company headquartered in East Aurora, New York. Mr. Gundermann joined Astronics in 1988, has been a director since 2000 and has held his current position as President and CEO since 2003. He received a B.A. in Applied Mathematics and Economics from Brown University and an MBA from Duke University. The Company believes Mr. Gundermann’s in-depth understanding of the aerospace and defense industry and his significant high-level management experience as President and CEO of Astronics Corporation make him highly qualified to serve as a director.

PAT ROCHE	Age	Director Since	Expiration of Term	Position
	62	2023	2027	President, CEO & Director - Class B

Mr. Roche is President and CEO of Moog. Appointed CEO in 2023, he previously served as Executive Vice President and COO from 2021. Mr. Roche joined Moog in 2000 at the Cork, Ireland facility and became General Manager of that facility in 2003. He held increasing leadership roles in the Industrial segment before becoming a Vice President and Officer in 2012 and President of Industrial in 2015. His responsibilities have spanned general management, product development, supply chain, business processes and information technology. Before Moog, he worked in the Netherlands and United Kingdom. In October 2025, Mr. Roche was appointed to the board of EMCOR Group, Inc. (NYSE:EME), a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. Mr. Roche holds Bachelor of Engineering, Master of Engineering Science and MBA degrees from University College Cork, Ireland, completed Harvard Business School's AMP and is a Chartered Engineer and Fellow of Engineers Ireland. The Company believes Mr. Roche's extensive management experience and deep knowledge of Moog's markets, products and technologies make him highly qualified to serve as a director.

JOHN R. SCANNELL	Age	Director Since	Expiration of Term	Position
	62	2012	2028	Non-Executive Chairman of the Board & Director - Class B

Mr. Scannell retired as CEO of Moog in 2023. Mr. Scannell joined Moog in 1990 as an Engineering Manager of Moog Limited in Ireland and later moved to Germany to become Operations Manager of Moog GmbH. In 1999, he became the General Manager of Moog Limited in Ireland, and in 2003 moved to Aircraft as the Boeing 787 Program Manager and was subsequently named Director of Contracts and Pricing and elected a Vice President of the Company in 2005. He was appointed CFO in 2007, a position he held until December 2010, at which time he was appointed COO. In December 2011, Mr. Scannell was appointed CEO and was named Chairman of the Board in January 2014. In addition to an MBA from The Harvard Business School, Mr. Scannell holds B.S. and Master of Science ("M.S.") degrees in Electrical Engineering from University College Cork, Ireland. The Company believes Mr. Scannell’s range of management experience in engineering, operations management, contracts and finance, along with his in-depth knowledge of the Company’s markets, products and technologies, make him highly qualified to serve as a director.

BOARD SKILLS MATRIX

MOOG

DIRECTOR INDEPENDENCE

7 of 9 are independent

Our Board embodies a broad and diverse set of qualifications, skills and experiences as illustrated below.

SENIOR EXECUTIVE LEADERSHIP

9 out of 9

RELEVANT MOOG INDUSTRIES / END MARKET

6 out of 9

MERGERS AND ACQUISITIONS

8 out of 9

OPERATIONS / MANUFACTURING

7 out of 9

INTERNATIONAL / GLOBAL BUSINESS

8 out of 9

FINANCE / CAPITAL ALLOCATION

8 out of 9

TECHNOLOGY INNOVATION

5 out of 9

OTHER PUBLIC COMPANY BOARD EXPERIENCE

7 out of 9

RISK MANAGEMENT

7 out of 9

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board and management are committed to effective corporate governance practices. Our Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes and recommendations by directors of the Company in connection with Board and committee evaluations.

Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.moog.com by selecting Investors, Corporate Governance and then Governance Policies and Procedures. Shareholders may request a free printed copy of our Corporate Governance Guidelines from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.

Business Ethics Code of Conduct

We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Statement of Business Ethics is available on our website at www.moog.com by selecting Investors, Corporate Governance, Governance Policies and Procedures and then Moog Statement of Business Ethics. Shareholders may request a free printed copy of our Statement of Business Ethics from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.

Communication with Directors

The Board has a process by which shareholders or other interested parties can communicate with the Board, with the non-management directors as a group or with the chair of the Board in executive sessions. All such questions or inquiries should be directed to the Secretary of the Company, Elwira J. Kelly, c/o Moog Inc., 400 Jamison Road, East Aurora, New York 14052. Ms. Kelly will review and communicate pertinent inquiries to the Board or, if requested, the non-management directors as a group or the chair of the Board in executive sessions.

Leadership Structure

The Company focuses on strong corporate governance practices and values independent Board oversight as an essential component of strong corporate performance to enhance shareholder value. The full Board and the Nominating and Governance Committee each evaluate on an ongoing basis whether the Board’s leadership structure is appropriate to effectively address our business needs and the long-term interests of our shareholders.

The Board, in accordance with the Company’s by-laws, elects a Chairman of the Board from among the directors. The Board believes it is in the best interests of the Company and its shareholders for the Board to determine which director is best qualified to serve as Chair in light of the circumstances at the time, rather than based on a fixed policy. As a result, the roles of Chairman and CEO have been combined at some times, while at other times the roles have been split. Consistent with good corporate governance principles, the Nominating and Governance Committee will continue to review this matter periodically to determine whether, based on the relevant facts and circumstances at such future times, separation of the offices of Chairman and CEO best serve the interests of the Company and its shareholders.

Mr. Scannell serves on the Board as a non-executive Chairman. The Board, in consultation with the Nominating and Governance Committee, determined that in connection with Mr. Roche’s appointment as CEO in February 2023, it was in the best interest of the Company and its shareholders to split the roles of Chairman and CEO. Our separate Chairman and CEO roles allow our Chairman to provide oversight and leadership on corporate governance and other Company matters and our CEO to lead the Company’s business and drive Company results. This structure also provides the Board with the continued benefit of the experience, perspective and leadership gained by Mr. Scannell over his 33 years in his various roles of increasing responsibility at the Company.

Independent directors chair each of our Board committees, other than the Executive Committee. In addition, the independent non-management directors of the Board meet separately as a group at every regularly scheduled Board meeting.

We believe this structure facilitates effective oversight, further strengthens our Board’s independent leadership and supports our commitment to enhancing shareholder value and strong corporate governance.

Board Role in Risk Oversight

While the Company’s management team takes primary responsibility for risk management, the Board plays a large role in the oversight, evaluation and strategy for handling the material risks facing the Company. The Board is responsible for consideration of the risks facing the Company and overseeing that appropriate risk management and control procedures are in place, managing this both directly and through standing committees of the Board. The full Board oversees risks that may impact the Company and its subsidiaries as a whole, with particular emphasis on operational and strategic risk; while each committee oversees specific areas of risk within its purview. The Board is kept informed by various reports provided to it on a regular basis, including reports made by management at the Board and committee meetings. These reports seek to allow for the timely identification of the nature of material risks impacting the Company, so the Board may respond appropriately.

The Audit Committee performs a central oversight role with respect to financial and compliance risks and regularly reviews these risks with the full Board. The Executive Compensation Committee reviews and discusses with management the impact of the Company’s compensation policies and practices on risk taking within the Company. The Nominating and Governance Committee oversees risks related to corporate governance practices, including director independence, director compensation, ethical and business conduct and environmental, social and governance ("ESG") efforts. The committee roles are discussed in more detail later in this Proxy Statement.

In evaluating risks, the Board considers short-term, intermediate-term and long-term implications. In addition, the Company meets regularly with outside advisers and experts to analyze and potentially re-assess its risk environment. By fostering increased communication, the Company believes the current Board leadership structure and the Board’s risk oversight practices lead to the identification and implementation of effective risk management strategies.

Stock Ownership Guidelines

In order to align the interests of our executive officers and directors with the interests of our shareholders and to promote our commitment to sound corporate governance, we maintain stock ownership guidelines under which our executive officers and non-employee directors are expected to hold a meaningful dollar value of common stock of the Company for the duration of their employment or directorship, respectively. Pursuant to these stock ownership guidelines, the Company's CEO and the other members of the Company's management executive team are expected to own shares of the Company's stock having a value equal to at least five times and three times, respectively, of his or her annual salary. Similarly, pursuant to these stock ownership guidelines, each director is expected to own shares of the Company's stock having a value equal to at least three times the annual cash component of his or her director fee. Executive officers covered under these guidelines are expected to satisfy their individual guideline requirement within five years of their appointment to their position, or within three years after promotion if promoted to a more senior position after having been previously covered under the guidelines. Each non-employee director is expected to satisfy their individual guideline requirement within five years of joining the Board.

For purposes of measuring compliance with these guidelines, shares of common stock (both Class A shares and Class B shares) owned directly or indirectly by the executive officer or director or his or her immediate family members residing in the same household, as well as (i) the share equivalent to the market value of Moog stock for unvested time vested awards ("TVAs"), (ii) the number of shares of restricted stock that vest only based upon the passage of time, (iii) the number of restricted stock units that vest only based upon the passage of time, and (iv) the share equivalent to the market value of Moog stock in excess of the strike price of any vested stock appreciation rights ("SARs") and stock options, are considered shares “owned” by such executive officer or director. Shares underlying unvested performance-based awards do not count toward satisfying the guidelines.

The stock ownership levels of our executive officers and non-employee directors are reviewed on an annual basis with the expectation of seeing meaningful progress toward the achievement of the ownership guideline. As of December 19, 2025, each of the Company's named executive officers and non-employee directors either met or were progressing towards meeting the ownership guideline.

Insider Trading and Hedging Policy

All of the Company's directors, officers and employees are subject to Moog’s Insider Trading Policy (the "Insider Trading Policy"). As part of the Insider Trading Policy, the Company’s directors, officers and employees are prohibited from engaging (i) in any short sales of the Company’s securities, (ii) in any transaction involving puts, calls and other derivative instruments that relate to or involve the Company’s securities or (iii) in any hedging or other monetization transactions or similar arrangements involving the Company’s securities, including prepaid variable forward contracts, forward sale or purchase contracts, equity swaps, collars or exchange funds. This policy effectively serves as the Company's anti-hedging policy. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the New York Stock Exchange (“NYSE”) listing standards. A copy of the Insider Trading Policy was included as an exhibit in Moog’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025.

Director Independence

Under the independence standards set forth at 303A.02 of the NYSE Listed Company Manual, the Board has affirmatively determined that only the following non-management directors are independent: Messrs. Fishback, Gisel, Gundermann, Kayser and Narang and Mses. Coletti and Reichelderfer. Under these standards, the Board has also determined that all standing Board committees, other than the Executive Committee, are composed entirely of independent directors.

Executive Sessions

The Company’s Corporate Governance Guidelines provide that the non-management directors meet without management at regularly scheduled executive sessions. Generally, these sessions take place prior to, or following, regularly scheduled Board meetings. Each executive session is chaired by an independent director. Mr. Kayser was the chair for each of the executive sessions held during fiscal 2025. The Audit Committee meets with the Company’s independent auditors in regularly scheduled executive sessions, with the Audit Committee chairperson presiding over such sessions.

Board Committee Meetings and Members

During fiscal 2025, the Board held four meetings. The following were the standing committees of the Board as of September 27, 2025 and the number of meetings each committee held during fiscal 2025:

(1)Mr. Lipke retired from the Board immediately prior to the 2025 Annual Meeting. Immediately following the 2025 Annual Meeting, Mr. Gundermann replaced Mr. Lipke as Chair on the Nominating and Governance Committee. Additionally, immediately following the 2025 Annual Meeting, Ms. Reichelderfer replaced Mr. Gundermann as a member of the Executive Compensation Committee and stepped down from her position as a member of the Nominating and Governance Committee.

In addition to these formal meetings, the Board and its standing committees may also act by unanimous written consent when appropriate. For various reasons, Board members may not be able to attend a Board meeting in person or by teleconference. All Board members are provided information related to each of the agenda items before each meeting, and, therefore, can provide counsel outside the confines of regularly scheduled meetings. Each director attended at least 75% of the aggregate of the Board meetings and the committee meetings of which committee he or she was a member during fiscal 2025.

It is the Company’s policy that, to the extent reasonably practicable, Board members are expected to attend shareholder meetings. All of the Company's then-existing directors attended the 2025 Annual Meeting held on February 4, 2025.

Nominating and Governance Committee

The Nominating and Governance Committee is composed solely of independent directors and participates in the search for qualified directors. The criteria for selecting nominees for election as directors of the Company includes experience in the operation of large public or private organizations, as well as accomplishments, education, capabilities, high personal and professional integrity and the willingness to represent the interests of all shareholders and not of any special interest group. From time to time, the Nominating and Governance Committee will engage a professional search firm, to which it pays a fee, to assist in identifying and evaluating potential nominees. After conducting an initial evaluation of a candidate, the Nominating and Governance Committee will interview that candidate if it believes the candidate might be suitable to be a director and will also ask the candidate to meet with other directors and management. If the Nominating and Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s nomination for election.

The Nominating and Governance Committee does not have a formal written policy with regard to considering diversity in identifying nominees for director, but when considering director candidates, it seeks individuals with backgrounds and capabilities that, when combined with those of the Company’s other directors, bring a broad range of complementary skills, expertise, industry and regulatory knowledge and backgrounds to build a capable, responsive and effective Board.

A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Secretary of the Company in accordance with the procedures outlined in the Company’s by-laws. In making a nomination, shareholders should take into consideration the criteria set forth above and in the Company’s Corporate Governance Guidelines. The Nominating and Governance Committee will use the same process for evaluating candidates for director regardless of source of such nomination, including from a shareholder. The Board has adopted a written charter for the Nominating and Governance Committee. A copy of the charter is available on the Company’s website at www.moog.com by selecting Investors, Corporate Governance, Governance Policies and Procedures and then Nominating and Governance Committee Charter.

All of the Nominating and Governance Committee members meet the independence and experience requirements of the NYSE and the Securities and Exchange Commission (the "SEC"). The Nominating and Governance Committee held two meetings in fiscal 2025; and on November 10, 2025, met and recommended that the Board nominate Messrs. Fishback and Kayser and Ms. Reichelderfer for election at the Annual Meeting.

Audit Committee

The Audit Committee is responsible for assisting the Board in overseeing and monitoring the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Independent Registered Public Accounting Firm's qualifications and independence, and the performance of the Company’s internal audit function and the Independent Registered Public Accounting Firm. The Audit Committee has the sole authority to retain and terminate the Independent Registered Public Accounting Firm and is directly responsible for the compensation and oversight of the work of the Independent Registered Public Accounting Firm. The Independent Registered Public Accounting Firm reports directly to the Audit Committee. The Audit Committee reviews and discusses, with management and the Independent Registered Public Accounting Firm, the annual audited and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Audit Committee also reviews and considers quarterly reports from the Independent Registered Public Accounting Firm on the Company's critical accounting policies and practices, internal control over financial reporting and major financial risk exposures. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.moog.com by selecting Investors, Corporate Governance, Governance Policies and Procedures and then Charter of the Audit Committee of the Board of Directors.

All of the Audit Committee members meet the independence and experience requirements of the NYSE and the SEC. The Board has determined that each member of the Audit Committee is an "audit committee financial expert," as defined under applicable federal law and regulations. The Audit Committee held five meetings in fiscal 2025, in person and by telephone conference. On a regular basis, the Audit Committee met separately with the Company’s internal auditors and separately with the Independent Registered Public Accounting Firm.

Executive Compensation Committee

The Executive Compensation Committee is responsible for discharging the Board’s duties relating to executive compensation, including making all decisions regarding compensation of the executive officers and is responsible for administering the Company’s executive compensation program. The Executive Compensation Committee reviews both short-term and long-term corporate goals and objectives with respect to compensation of the CEO and the other executive officers. The Executive Compensation Committee also reviews and discusses with management the impact of Moog’s compensation policies and practices on risk-taking within the Company. At least once a year, the Executive Compensation Committee evaluates the performance of the CEO and other executive officers in light of these goals and objectives; and based on these evaluations, approves the compensation of the CEO and the other executive officers. The Executive Compensation Committee also reviews and recommends to the Board incentive compensation plans that are subject to the Board’s approval.

The Executive Compensation Committee is responsible for approving equity award grants to executive officers and key employees. The Executive Compensation Committee reviews management recommendations regarding equity awards to both executive officers and key employees, evaluating such potential equity awards in relation to overall compensation levels. The Executive Compensation Committee also reviews such equity awards with consideration for the potential dilution to shareholders and limits equity award grants such that the potential dilutive effect is within normally accepted practice. With regard to equity award grants to directors, such grants are approved by the full Board. The Executive Compensation Committee held one meeting in fiscal 2025.

All of the Executive Compensation Committee members meet the independence requirements of the NYSE. The Board has adopted a written charter for the Executive Compensation Committee. A copy of the charter is available on the Company’s website at www.moog.com by selecting Investors, Corporate Governance, Governance Policies and Procedures and then Executive Compensation Committee Charter.

During fiscal 2025, the Executive Compensation Committee utilized data provided in a report prepared by Korn Ferry, an independent professional compensation consulting firm, to assist and guide the Executive Compensation Committee. The Korn Ferry data was used to compare Moog’s executive compensation program with current industry trends and to benchmark individual officer compensation levels against our peer group and Korn Ferry’s wider executive database. This report was also used to assist the Executive Compensation Committee in setting the compensation level of our CEO. Our CEO makes recommendations to the Executive Compensation Committee regarding the compensation levels of other executive officers. The amount of fees for services performed for the Executive Compensation Committee by Korn Ferry was approximately $40,000 for fiscal 2025.

Moog's management also used Korn Ferry for compensation and talent consultation services, which are provided independently of the services to the Executive Compensation Committee. The decision to engage Korn Ferry for these services was made directly by management and was approved by the chair of the Executive Compensation Committee when it related directly to executive compensation. The amount of fees for these additional services performed by Korn Ferry was approximately $579,500 for fiscal 2025.

The Executive Compensation Committee has assessed the independence of Korn Ferry pursuant to the factors identified in the NYSE listing rules regarding conflicts of interest for compensation consultants. The Executive Compensation Committee concluded no conflict of interest existed.

Additional information regarding the Executive Compensation Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed in the Compensation Discussion and Analysis beginning on page 17.

Executive Compensation Committee Interlocks and Insider Participation

Messrs. Gisel, Gundermann, Lipke and Narang and Mses. Coletti and Reichelderfer served on the Executive Compensation Committee for all or a portion of 2025. Mr. Lipke retired from the Board and his position on the Executive Compensation Committee immediately prior to the 2025 Annual Meeting and Ms. Reichelderfer replaced Mr. Gundermann as a member of the Executive Compensation Committee immediately following the 2025 Annual Meeting. None of the members of the Executive Compensation Committee was an officer or employee of Moog during the last fiscal year, was formerly an officer of Moog, or had any relationship with Moog requiring disclosure under any paragraph of Item 404 of Regulation S-K.

Related Party Transactions

We use a combination of Company policies, including a policy on related parties, in addition to established review procedures, including adherence to NYSE Listing standards, to ensure related party transactions are reviewed, approved and ratified, as appropriate.

The Nominating and Governance Committee is responsible for developing, recommending and reviewing annually the Company's Corporate Governance Guidelines to comply with state and federal laws and regulations, and with NYSE Listing Standards. The Board is further required to meet the independence standards set forth in the NYSE Listed Company Manual. The Audit Committee is responsible for the review, approval or ratification of any related party transactions as noted in the “Compliance Oversight Responsibilities” section of the Charter of the Audit Committee. Our Statement of Business Ethics, which applies to all directors, executive officers and employees, provides guidance on matters such as conflicts of interest and procurement integrity, among others.

We require that each director and executive officer complete a questionnaire. The questionnaire requires positive written affirmation regarding related party transactions that may constitute a conflict of interest, including: any transaction or proposed transaction in excess of $120,000 involving the director or executive officer or an immediate family member and the Company, a subsidiary or any pension or retirement savings plan; any indebtedness to the Company; dealings with competitors, suppliers or customers; any interest in real or personal property in which the Company also has an interest; and the potential sale of any real or personal property or business venture or opportunity that will be presented to the Company for consideration. In addition, we collect quarterly updates to this questionnaire throughout the year. We review each questionnaire to identify any transactions or relationships that may constitute a conflict of interest, require disclosure, or affect an independence determination.

Any such transactions with the directors, executive officers, their immediate family members or any 5% shareholder are reviewed by the Audit Committee, and, when necessary, the full Board. These reviews are intended to ensure any such transactions are conducted on terms as fair as if they were on an arm’s length basis and do not conflict with the director’s or executive officer’s responsibilities to the Company. If the Audit Committee or Board were to determine that a transaction is not on terms as fair as if it were on an arm’s length basis, the transaction would be modified such that the transaction were as fair as if it were on an arm’s length basis. The Audit Committee and Board place significant reliance on their collective business judgment, experience and expertise in their review and deliberations.

For situations in which it is either clear that a conflict of interest exists or there is a potential conflict of interest, the related director or executive officer is obligated to recuse himself or herself from any discussion on the business arrangement. That director or executive officer does not participate in approving or not approving the related transaction. The remaining members of the Audit Committee or the Board would make the determination in that situation.

During fiscal 2025, there was no related party transaction required to be reported under Item 404(a) of Regulation S-K that was required to be reviewed as a related party transaction under the Company’s policies and procedures.

Other Directorships

Current directors and director nominees of the Company are presently serving or have served at any time during the past five years on the following boards of directors of other U.S. publicly traded companies:

Director	Company
Janet M. Coletti	Tompkins Financial Corporation
Peter J. Gundermann	Astronics Corporation
Kraig H. Kayser	Seneca Foods Corporation
Brenda L. Reichelderfer	Federal Signal Corporation
Pat Roche	EMCOR Group, Inc.(1)
John R. Scannell	Albany International, M&T Bank Corporation(2)

(1)Effective October 27, 2025, Mr. Roche was elected to EMCOR Group, Inc. Board of Directors.
(2)As of April 2024, Mr. Scannell no longer serves as director of M&T Bank Corporation as he retired from its board at M&T Bank Corporation's 2024 Annual Meeting.

Website Access to Information

The Company’s internet address is www.moog.com. The Company has posted to the investor information portion of its website its Corporate Governance Guidelines, Board committee charters (including the charters of its Audit, Executive Compensation and Nominating and Governance Committees) and Statement of Business Ethics. This information is available in print to any shareholder upon request. All requests for these documents should be made to the Company’s Investor Relations department by calling (716) 687-4225 or by email to investorrelations@moog.com.

Discontinue Multiple Mailings

If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize the Company to discontinue multiple mailings, or to reinstate multiple mailings, by either mailing your request to Moog Inc., Attention: Investor Relations, 400 Jamison Road, East Aurora, New York 14052, or sending your request to Investor Relations via electronic mail at investorrelations@moog.com. Please include the exact share registration as it is shown on the address label(s) for your mailing(s).

COMPENSATION OF DIRECTORS

In fiscal 2025, each non-employee director received an annual cash retainer of $120,000. Mr. Scannell received an additional annual cash retainer of $125,000 for Chairman of the Board services and an additional $15,000 for serving on the Board of Managers of Moog Military Aircraft LLC ("MMA"). Messrs. Fishback and Kayser also received an additional $15,000 for serving on the Board of Managers of MMA.

In addition, during fiscal 2025, stock awards that vest immediately upon grant with a grant date fair value of $125,088 were granted to each non-employee director, under the Moog Inc. 2014 Long Term Incentive Plan (the “2014 LTI Plan”), which provides that awards in a certain number of underlying Class A shares or Class B shares may be granted to non-employee directors. Messrs. Fishback, Gisel, Gundermann, Kayser, Lipke, Narang and Scannell and Mses. Coletti and Reichelderfer each were granted 604 Class B shares.

2025 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Janet M. Coletti	$120,000	$125,088	$—	$245,088
Donald R. Fishback	135,000	125,088	—	260,088
William G. Gisel, Jr.	120,000	125,088	—	245,088
Peter J. Gundermann	120,000	125,088	—	245,088
Kraig H. Kayser	135,000	125,088	—	260,088
Brian J. Lipke(2)	60,000	125,088	—	185,088
Mahesh Narang	120,000	125,088	—	245,088
Brenda L. Reichelderfer	120,000	125,088	—	245,088
John R. Scannell	260,000	125,088	—	385,088
(1)This column shows the aggregate grant date fair value of Class B shares granted in fiscal 2025.
(2)Mr. Lipke retired from the Board immediately prior to the 2025 Annual Meeting.

During fiscal 2025, the number of Class B shares granted to each non-employee director were as follows:

Name	Grant Date	Common Stock	Number of Shares Awarded (#)	Market Price on Grant Date ($)
Janet M. Coletti	11/12/2024	Class B	604	$207.10
Donald R. Fishback	11/12/2024	Class B	604	207.10
William G. Gisel, Jr.	11/12/2024	Class B	604	207.10
Peter J. Gundermann	11/12/2024	Class B	604	207.10
Kraig H. Kayser	11/12/2024	Class B	604	207.10
Brian J. Lipke(1)	11/12/2024	Class B	604	207.10
Mahesh Narang	11/12/2024	Class B	604	207.10
Brenda L. Reichelderfer	11/12/2024	Class B	604	207.10
John R. Scannell	11/12/2024	Class B	604	207.10
(1)Mr. Lipke retired from the Board immediately prior to the 2025 Annual Meeting.

The aggregate number of SARs on Class A and Class B shares held by each non-employee director as of September 27, 2025 was as follows:

Name	SARs on Moog Class A Shares (#)	SARs on Moog Class B Shares (#)
Janet M. Coletti	—	—
Donald R. Fishback	3,333	29,836
William G. Gisel, Jr.	—	—
Peter J. Gundermann	—	2,500
Kraig H. Kayser	—	—
Mahesh Narang	—	—
Brenda L. Reichelderfer	—	—
John R. Scannell	5,000	148,943

Expense Reimbursement

Non-employee directors are reimbursed for travel and other out-of-pocket expenses in the performance of their duties.

Indemnification Agreements

Moog has indemnification agreements with our directors. These agreements provide that directors are covered under our directors and officers liability insurance, which indemnifies directors to the extent permitted by law and allows for the advance of funds to directors to cover expenses subject to reimbursement if it is later determined indemnification is not permitted.

Deferred Compensation Plan

We maintain a deferred compensation plan for our non-employee directors, which allows such directors to defer all or part of their cash fees. Directors deferring cash fees must notify the Company of any changes to the elections to defer fees for a calendar year by the end of the preceding calendar year, with new directors having 30 days to make such an election. Directors deferring cash fees accrue interest monthly at the average of the six month Treasury bill rate. Notwithstanding the foregoing, effective for monthly credits beginning in November 2021, the monthly credit will be based on the sum of (1) the average annual yield curve rates during the applicable month for United States Treasury Bonds of 5 years maturity, plus (2) 2.50%, divided by 12. During fiscal 2025, one director participated in this plan. The table below shows the amounts deferred for fiscal 2025.

Name	Fiscal 2025 Cash Fees Percent Deferred (%)	Payment of Deferred Fees from Prior Years ($)
Janet M. Coletti	—	$—
Donald R. Fishback	—	—
William G. Gisel, Jr.	100%	—
Peter J. Gundermann	—	—
Kraig H. Kayser	—	—
Brian J. Lipke(1)	—	—
Mahesh Narang	—	—
Brenda L. Reichelderfer	—	—
John R. Scannell	—	—
(1)Mr. Lipke retired from the Board immediately prior to the 2025 Annual Meeting.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This compensation discussion and analysis ("CD&A") provides detailed information about the compensation arrangements for the Company’s named executive officers ("NEOs"):

•Pat Roche — President, CEO & Director
•Jennifer Walter — Executive Vice President & CFO
•Michael Schaff — Vice President & President, Commercial Aircraft
•Joseph Alfieri — Vice President & President, Space and Defense
•Mark Graczyk — Vice President & President, Military Aircraft

This CD&A includes the Executive Compensation Committee’s compensation philosophy, the objectives of our compensation program and a discussion of each element of compensation paid to the NEOs for our most recent fiscal year.

Executive Summary

The objective of the Company’s executive compensation program is to provide a compensation package that will attract, retain, motivate and reward superior executives who must operate in a highly competitive and technologically challenging environment.

2025 Performance

Fiscal 2025 was a record year for the Company. Sales of $3.9 billion were up 7% compared to fiscal 2024, driven primarily by higher demand across the aerospace and defense portfolio. Our reported earnings per share for fiscal 2025 of $7.33 included $1.36 per share of charges primarily associated with simplification initiatives, costs associated with a dispute with a customer and program terminations. Cash flows from operating activities in fiscal 2025 were $273 million. Capital deployment in fiscal 2025 included $100 million for share repurchases, $41 million for the acquisition of COTSWORKS and $36 million for payments of dividends. Additional information regarding the Company's financial results may be found in the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025. Additional information regarding adjustments made between the Company’s reported and adjusted results can be accessed in the Earnings Release Presentation published with the fiscal 2025 fourth quarter earnings press release on our website at www.moog.com by selecting Investors, Financials and then Quarterly Results.

2025 Executive Compensation Assessment

The Executive Compensation Committee uses data provided by Korn Ferry, our compensation consultant, to establish competitive salaries for each of the NEOs. Information regarding the compensation consultant and this analysis is provided in greater detail throughout the CD&A.

Our total direct compensation programs consist of base salary, short-term incentive (“STI”) and long-term incentive (“LTI”), as well as other benefits, each of which are discussed below. However, the Executive Compensation Committee also considers how our total compensation compares with the total compensation of comparable executives in peer organizations and the broader marketplace.

In summary, the key aspects of the Company’s compensation for the NEOs are as follows:

•Base salary increases tied to market benchmarks, time in position and individual job performance;
•STI based upon adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) performance;
•LTI awards in the form of performance-based restricted stock units ("PSUs") and TVAs that link NEO compensation to long-term shareholder interests; and
•Benefits that include retirement and medical coverage.

Moog’s executive compensation compared to market can be summarized as:

•Base salaries are between 85% and 100% of market median with an average of 90%;
•Total Cash Compensation ("TCC") for all NEOs falls between 78% and 88% of market median with an average of 81%; and
•Total Direct Compensation ("TDC") for all NEOs falls between 72% and 81% of market median, with an average of 78%.

What We Do	What We Don't Do
Pay for performance philosophy	No re-pricing SAR awards
Capped incentive payouts	No guaranteed salary increases or guaranteed incentive bonuses for NEOs
Challenging performance objectives through multiple metrics and overlapping multi-year time horizons	No permitted hedging, pledging, short sale or derivative transactions in Company stock
Stock ownership guidelines for officers and directors	No excessive perquisites
Independent compensation consultant retained directly by Executive Compensation Committee	No excessive dilution: as of September 27, 2025, total dilution from outstanding equity awards was approximately 1% of the Company's outstanding shares
Change in control agreements are double triggered
Executive Compensation Committee reviews compensation related risks
Clawback policy that requires recoupment of cash and equity under specified circumstances
The Role of Shareholder Say-On-Pay Votes

The Company provides its shareholders with the opportunity to cast an advisory vote every three years on its executive compensation program (referred to as a “say-on-pay proposal”). At the Company’s Annual Meeting of Shareholders held on February 6, 2024, approximately 90% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Executive Compensation Committee believes this result affirms shareholders’ support of the Company’s approach to executive compensation and therefore maintained this approach in fiscal 2025. The Executive Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs.

Clawback Policy

In November 2023, the Board of Directors adopted a “clawback” policy (the "Clawback Policy"). This policy was adopted to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the NYSE listing standards adopted in 2023 as mandated by the Dodd-Frank Act. Under the policy, which applies to the Company’s current and certain former Section 16 officers, the Company must recover erroneously awarded incentive-based compensation on a pre-tax basis, subject to very limited exceptions. Recovery is triggered by accounting restatements that correct errors that are material to previously issued financial statements (“Big R” restatements), as well as restatements that correct errors that are not material to previously issued financial statements but would result in a material misstatement if (a) the errors were left uncorrected in the current report or (b) the error correction was recognized in the current period (“little r” restatements). The policy does not provide for enforcement discretion by the Executive Compensation Committee or the Board and requires recovery regardless of whether a covered person engaged in any misconduct or is at fault.

Compensation Philosophy and Objectives

Moog seeks to fulfill the objective of its executive compensation program by linking annual changes in executive compensation to overall Company performance, as well as each individual’s contribution to the results achieved. The emphasis on overall Company performance is intended to align the executives’ financial interests with the interests of shareholders. Moog also seeks fairness in total compensation with reference to external comparisons, internal comparisons and the relationship between management and non-management remuneration.

The Company’s executive compensation program aims to take a balanced approach. We recognize that near-term shareholder value can be created by the achievement of near-term results. To reward near-term success, annual salary increases are linked to market rates and individual job performance. The STI payment reflects performance against an annual Adjusted EBITDA target.

The Company’s business, particularly in aerospace and defense, requires that executives make decisions and commitments where benefits, in financial terms, take years to develop. The LTI awards are intended to reward long-term success and to align executives’ financial interests with those of long-term shareholders through the award of PSUs and TVAs. The PSUs vest conditionally based on a three-year performance period, using sales and operating margin targets.

The Company believes that its total executive compensation program maintains alignment between both short and long-term incentives, Company performance and the interests of shareholders. The performance metrics selected for use under our STI and LTI plans were chosen because of their use within the Company as key performance indicators.

Roles and Governance

The Executive Compensation Committee

The Executive Compensation Committee of the Board is composed solely of independent, non-employee directors. The Executive Compensation Committee meets to determine CEO compensation and has final approval on all elements of officer compensation. Any changes in benefit plans which affect executive officers are presented to the Executive Compensation Committee for review and approval, prior to presentation to the entire Board for subsequent approval.

Independent Consultant

The Executive Compensation Committee selects and retains the services of Korn Ferry, our compensation consultant, to provide professional advice on the Company’s executive officer compensation. Korn Ferry is retained directly by the Executive Compensation Committee and works directly with the Executive Compensation Committee’s chairman. Korn Ferry advises on the design of compensation arrangements and provides an independent market assessment of peer companies, using Korn Ferry’s Job Evaluation methodology and general industry compensation and practices.

The compensation consultant works with management to collect information, to solicit management’s input and to understand Moog’s plans, goals and actual performance. The consulting relationship is reviewed by the Executive Compensation Committee annually to determine its satisfaction with the services and advice provided by the compensation consultant.

The Executive Compensation Committee also utilized the services of FW Cook, a separate independent professional compensation consulting firm, to assist and guide the Executive Compensation Committee in the review of the Company's overall equity plan design.

For additional information about the services provided by Korn Ferry and its independence, refer to the Executive Compensation Committee section under Corporate Governance beginning on page 8.

Market Assessment

The Basis of Comparison

As part of their review process, Korn Ferry makes comparisons of the Company’s compensation program to two groups of companies. The first comparison is with Korn Ferry’s proprietary Industrial Executive Compensation Report. The second comparison is with a group of fifteen companies whose businesses are similar to Moog’s and whose revenues are reasonably comparable. Korn Ferry reviews this peer group each year and recommends changes where appropriate.

One change was made to the peer group in fiscal 2025. Barnes Group Inc. was removed after it was acquired by Apollo Global Management in January 2025. Korn Ferry reviewed and did not recommend any additions at this time; however, it has identified potential peers should the Executive Compensation Committee wish to expand this group in the future.

The full list of peers for fiscal 2025 is shown below:

AAR CORP.	ITT Inc.
AMETEK, Inc.	Regal Rexnord Corporation
Crane Company	Sensata Technologies Holding Plc
Curtiss-Wright Corporation	Teledyne Technologies Incorporated
HEICO Corporation	TransDigm Group Incorporated
Hexcel Corporation	V2X, Inc.
Howmet Aerospace Inc.	Woodward, Inc.
IDEX Corporation

Competitive Analysis of Total Direct Compensation

Each year, the Executive Compensation Committee conducts a market assessment to compare the compensation of the Company’s NEOs to that of executives in comparable positions. The analysis for fiscal 2025 was based upon current annual base salary, on-target STI bonus payout and the most recent LTI grant value for each NEO's position.

The market assessment used by the Executive Compensation Committee of the Board relies on the following considerations:
•The CEO and CFO market data for base salary, TCC and TDC, which is a 50/50 mix of Moog’s peer group and data from the Korn Ferry General Market Executive Compensation Report. For the other NEOs, it is drawn from the Korn Ferry survey data only. This approach widens the number of companies used for comparative purposes, thereby reducing the impact that individual changes within the peer group may have.
•Where peer group data is used, it has been taken on a like-for-like basis. The CEO and CFO are matched to equivalent peer company roles. For the Korn Ferry survey, like-for-like data is used with equivalent roles (CEO, CFO, Division Head). The survey data also uses Korn Ferry proprietary job evaluation system scores as a further means of ensuring the comparisons are accurate.
•Rather than comparing the value of the individual elements of compensation to market, the cumulative position is shown, so that the competitiveness of each element can be seen as they are combined.

This assessment, amongst other considerations, is used by the Executive Compensation Committee when determining NEO compensation.

Principal Elements of the Executive Compensation Program

Base Salary

The Executive Compensation Committee uses Korn Ferry’s Job Evaluation methodology for executive roles, including its NEOs. Each NEO has an evaluation score based upon this methodology that is used to benchmark compensation. Korn Ferry provides annual peer-company salary data, as well as data from their wider executive compensation survey. This information provides the basis for determining a competitive base salary for each position. NEOs’ base salaries are reviewed annually and adjustments are based on a comparison with market benchmarks, time in position and individual job performance.

Short Term Incentive (STI)

The Company’s senior managers and executives, including the NEOs, participate in the STI plan in which bonus payouts each year are a function of the Company’s performance against an annual Adjusted EBITDA target, with any payout depending entirely on this performance achievement.

The Company uses this metric to underscore the importance of collaboration at all levels of leadership. The Company supplies products to a diverse array of customers in a variety of global markets. The common thread is that the technology used in our high-performance precision motion and fluid controls and control systems and our other key technical resources are transferable from one segment to another in response to fluctuating customer demands. Having our senior leadership focus on “what’s good for the Company” has been an important factor in the Company’s performance. For a detailed explanation of the STI calculation method, refer to the Short Term Incentive (STI) section under The Process Used to Determine Compensation beginning on page 23.

Long Term Incentive (LTI)

Equity Grant Practices

The Executive Compensation Committee typically approves annual equity compensation awards for the Company's NEOs and other awardees at its November meeting, which is generally scheduled a year in advance. The Executive Compensation Committee, or the CEO pursuant to authority delegated by the Executive Compensation Committee, may also, from time to time, grant equity compensation awards to newly hired or newly promoted executives at other times during the year. Grants made to the CEO are solely determined by the Executive Compensation Committee. Any proposed changes to equity-based compensation awards must be reviewed and approved by the Executive Compensation Committee and ratified by the Board. Under our equity award grant practice, the grant date is the date on which the Executive Compensation Committee acts to approve the award, unless the Executive Compensation Committee establishes the grant date as a specified future date. We do not grant equity compensation awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity award grant dates for the purpose of affecting the value of any award to NEOs.

Moog Inc. 2025 Long Term Incentive Plan (2025 LTI Plan)

In February 2025, the 2025 LTI Plan was approved by shareholders, providing for the grant of awards covering 1,500,000 Class A or Class B shares of stock. The 2025 LTI Plan was implemented to provide a flexible framework that permits the development and implementation of a variety of stock-based programs based on the changing needs of the Company, its competitive market and the regulatory climate. The Plan is a successor to the 2014 LTI Plan. No additional grants shall be made under the 2014 LTI Plan on and after the effective date of the 2025 LTI Plan. Outstanding awards granted under the 2014 LTI Plan continue in effect according to their terms.

Moog Inc. 2014 Long Term Incentive Plan (2014 LTI Plan)

In January 2015, the 2014 LTI Plan was approved by shareholders, providing for the grant of awards covering 2,000,000 Class A or Class B shares of stock. The 2014 LTI Plan was implemented to provide a more flexible framework that permits the development and implementation of a variety of stock-based incentives, which enable the Company to base awards on key performance metrics, as well as to further align our LTI compensation with our peers and shareholder interests.

Fiscal 2025 LTI Awards

The LTI awards granted in fiscal 2025 were granted pursuant to the terms of the 2014 LTI Plan and consisted of PSUs and TVAs. PSUs provide an equity compensation element that is linked to key Company performance indicators. The number of PSUs that will vest depends on growth and profitability performance, which will be measured at the end of a three-year performance period. TVAs balance the Company's LTI mix in the form of cash-denominated, time-vested awards that may be settled in cash or a number of shares of stock based upon the current stock price at vesting. It is intended that TVAs will be settled with Class B shares upon vesting. Occasionally, restricted stock awards ("RSAs") are awarded to eligible executives as a fully vested stock bonus award. There were no stock bonus awards granted in fiscal 2025.

All LTI awards granted in fiscal 2025 were issued in underlying Class B shares.

The number of annual PSUs and TVAs awarded in fiscal 2025 was determined, in part, utilizing Korn Ferry peer company survey data as part of the analysis. Individual performance is not used to determine the number of awards granted to any NEO.

Other Benefits and Perquisites

Retirement Programs

The Company believes retirement plans are a key element in attracting and retaining employees at all levels of the organization. The Company maintains both defined benefit and defined contribution plans directly in the U.S. and via various subsidiaries outside the U.S. Employees hired in the U.S. after January 1, 2008 are covered under a defined contribution plan. Of the NEOs, Ms. Walter participates in the U.S. defined benefit retirement plan and all NEOs participate in either a defined benefit or defined contribution supplemental plan. Mr. Roche also has deferred benefits in an Ireland defined benefit plan. These plans are described in more detail along with officers’ other pension benefits in the sections under Pension Benefits beginning on page 36. The value of pension benefits for each NEO can be found in the 2025 Pension Benefits Table on page 39.

Medical Coverage

The NEOs participate in the same health insurance programs available to all employees. In addition, our executive officers have coverage under an enhanced medical insurance policy that generally covers all unpaid healthcare expenses deductible under Internal Revenue Service ("IRS") guidelines in the U.S. or receive equivalent expense reimbursements outside the U.S. This supplemental coverage plan was established in accordance with industry practice for senior executives. We believe that conforming to industry standards aids in executive retention.

Vacation, Disability and Group Life Insurance

NEOs participate in the same vacation, disability and life insurance programs as all other Moog employees. Life insurance coverage for employees is based upon a multiple of salary, with the multiple for the NEOs generally being two and a half times annual salary.

Termination Benefits

NEOs and other members of executive management are provided termination benefit agreements that are triggered under certain circumstances, including upon a termination of employment in connection with a change in control. The terms across the termination benefit agreements vary depending upon the version of the agreement executed. Generally, under these agreements, executive officers receive salary continuance for up to three years based upon length of service; STI on a prorated basis in the year of termination; outplacement services; and certain welfare benefit coverage and club dues for one year. These agreements are designed to retain executives and provide continuity of management in the event of a change in control. The Company believes that these severance and change in control benefits are required to attract and retain executive talent in a marketplace where such benefits are commonly offered. For additional information, refer to the section on Potential Payments Upon Termination or Change in Control beginning on page 40.

Other Benefits

The Company reimburses fees for membership in certain private clubs so that the Company’s executives have these facilities available for entertaining customers, conducting Company business and fulfilling community responsibilities.

The Process Used to Determine Compensation

Base Salary

The process for setting annual base salaries is one whereby the CEO makes recommendations for all other officers' merit-based salary increases and, occasionally, base salary adjustments needed to position an executive officer appropriately against market benchmarks. The Executive Compensation Committee approves or adjusts those recommendations for a final determination and determines the base salary adjustment for the CEO. As part of this process, the CEO prepares a performance appraisal for each executive officer, including himself, which is reviewed in detail by the Executive Compensation Committee. These performance appraisals take into consideration:

•the outcomes achieved by the business unit or functional area for which the officer is responsible;
•the conduct and contribution of the officer and the organization he/she manages in achieving overall Company results; and
•the officer’s achievements in developing organizational strength for the future.

In developing his recommendations for base salary increases and adjustments for the calendar year for the NEOs, other than himself, in 2025, Mr. Roche was also guided by the pay increases made across other Moog sites worldwide. The following table shows the 2025 and 2024 calendar year annual base salaries and corresponding percentage increase:

	Calendar Year Base Salary ($)
Name	2025	2024	Increase (%)(1)
Pat Roche	$1,097,928	$1,060,800	3.5%
Jennifer Walter	628,919	607,651	3.5%
Michael Schaff	529,778	478,046	10.8%
Joseph Alfieri	529,778	478,046	10.8%
Mark Graczyk	529,778	478,046	10.8%
(1)    Messrs. Schaff, Alfieri and Graczyk’s salary increases also reflect market adjustments based upon their respective positions as Vice President & President, Commercial Aircraft, Vice President & President, Space and Defense and Vice President & President, Military Aircraft.

Short Term Incentive (STI)

Annual bonuses paid to senior managers and executives are developed in accordance with the Moog Inc. 2025 Short Term Incentive Plan ("STI plan"). Payments under the STI plan are paid to participants based on the Company's performance against an annual Adjusted EBITDA target. For purposes of the STI plan, Adjusted EBITDA is defined as reported earnings before interest, tax, depreciation and amortization excluding, but not limited to, the impacts of non-operating events and the gain or loss on asset sales.

The following table shows the fiscal 2025 performance target range:

Performance Goal	Minimum ($)	Target ($)	Maximum ($)
Adjusted EBITDA (in millions)	$420	$525	$630

The objective of the STI plan is to reward our executives for improvements in our operating performance. On occasion, there may be non-operating events which significantly influence the results reported in accordance with generally accepted accounting principles ("GAAP"). These non-operating events are not representative of the underlying performance of the business and could have a large positive or large negative impact on STI plan payments. Therefore, the Company reviews these non-operating events each fiscal year and may adjust for these impacts when setting targets and measuring performance to ensure the actual STI reflects the underlying operating performance. STI plan objectives for fiscal 2025 were not modified during the year once they were set.

On-target payouts vary based on a participant's responsibilities and are set as a percentage of base salary. During fiscal 2025, Mr. Roche was eligible to receive a CEO on-target STI bonus of 100% of base salary and the other NEOs were eligible to receive an on-target STI plan bonus of 60% of base salary. Performance below minimum would result in no payout and performance at or above maximum would be capped at two times the on-target percentage payout.

Actual total Company results and actual STI payouts for fiscal 2025 were as follows:

Adjusted EBITDA (in millions)	Actual ($)	Performance (%)	Target Payout (% of base salary)	Payout (% of base salary)
CEO	$540	114%	100%	114.0%
NEOs (other than CEO)	$540	114%	60%	68.4%

Performance measured under the STI plan was adjusted in alignment with our fiscal 2025 disclosed Adjusted EBITDA. Adjusted EBITDA is defined as EBITDA excluding, but not limited to, the impacts of non-operating events and the gain or loss on asset sales. The Company believes aligning the STI performance measurement to our reported adjusted results recognizes the underlying operational performance of the business while neutralizing the impact, favorable or unfavorable, of significant unexpected or non-operational items. It is also meant to encourage strategic decisions made to enhance shareholder value creation, which may not be immediately accretive. Additional information regarding adjustments made between the Company’s reported and adjusted results can be accessed in the Earnings Release Presentation published with the fiscal 2025 fourth quarter earnings press release on our website at www.moog.com by selecting Investors, Financials and then Quarterly Results.

Long Term Incentive (LTI)

The Company believes that stock ownership on the part of executive officers serves to align the leadership of the Company with the interest of shareholders. The Board has appointed the Executive Compensation Committee to administer all components of executive compensation, including equity-based compensation plans. These responsibilities include the authority to construe and interpret the terms of the plans and awards granted under them, as well as the authority to determine the persons eligible to receive awards, when each award will be granted and the terms of each award, including the award amounts granted. No awards may be re-priced in accordance with the terms of the Company’s outstanding plans.

During fiscal 2025, the NEOs were awarded the following amounts:

Name	PSUs(1) (#)	TVAs ($)	Total Grant Date Fair Value ($)
Pat Roche	7,549	$1,500,000	$3,063,398
Jennifer Walter	1,888	375,000	766,005
Michael Schaff	1,259	250,000	510,739
Joseph Alfieri	1,259	250,000	510,739
Mark Graczyk	1,259	250,000	510,739
(1)Column represents the target number of PSUs.

These awards were granted under the 2014 LTI Plan and, in respect to the PSUs, were issued in underlying Class B shares. The TVAs each vest ratably over a three-year period. The PSUs will vest at the end of a three-year performance period and the number of PSUs earned will be determined based upon the level of performance achieved against two performance criteria. PSUs have the potential to be earned between zero and two times the number of target units awarded.

In years when performance is considered adequate, the Executive Compensation Committee has invited the CEO to make recommendations for LTI awards for all executive officers other than himself. These recommendations were either approved or adjusted by the Executive Compensation Committee, taking into consideration Korn Ferry's assessment of the market competitiveness of each executive officer's total compensation. The Korn Ferry analysis indicates that the value of the Company's awards in PSUs and TVAs is below the median of peer companies.

With regard to the CEO, Mr. Roche, PSU and TVA awards were determined by the Executive Compensation Committee. In fiscal 2025, a total of 25,728 PSUs and $5,107,000 of TVAs were awarded to all eligible executives, including the NEOs.

PSU awards contain such terms and conditions as determined by the Executive Compensation Committee, subject to the terms of the 2014 LTI Plan, including the dates on which the PSUs vest and settle, the performance criteria which the awards are based on and the way in which awards will be linked to performance targets.

PSUs vest and settle pursuant to the terms and conditions outlined in each participant’s award agreement, as determined by the Executive Compensation Committee. Except as described in Potential Payments upon Termination or Change in Control beginning on page 40, PSUs do not vest earlier than the end of the three-year performance period, at which time they vest in accordance with the level of performance attained upon certification by the Executive Compensation Committee. Under the 2014 LTI Plan, the total number of shares of Moog stock subject to PSUs that may be awarded to any one employee during any fiscal year of the Company may not exceed 100,000 shares. For the fiscal 2025 grant, the performance measures used for PSUs were sales and operating margin targets. Sales target is defined as the cumulative consolidated sales across the performance period and operating margin target is defined as an average of the consolidated adjusted operating margin for each fiscal year during the performance period. The Company does not publicly disclose the specific performance target levels as they constitute highly confidential information that would result in competitive harm. The targets approved by the Executive Compensation Committee and the Board are rigorous and challenging and were set sufficiently high enough to be difficult, but not unattainable to achieve.

TVAs contain such terms and conditions as determined by the Executive Compensation Committee, subject to the terms of the 2014 LTI Plan, including the dates on which the TVAs vest and settle and whether the TVAs will be settled in the form of cash or a number of Class B shares, determined using the current stock price upon settlement.

TVAs vest and settle pursuant to the terms and conditions outlined in each participant’s award agreement, as determined by the Executive Compensation Committee. Except as described in Potential Payments upon Termination or Change in Control beginning on page 40, TVAs vest ratably over three years from the date of grant. Each vested fixed dollar tranche of a TVA will settle in Class B shares using the fair market value, as defined in the 2014 LTI Plan, of the Class B shares on the date of vesting of such tranche. While it is intended that TVAs will be settled in Class B shares, the Company reserves the right, at its discretion, to settle vested amounts in cash rather than issue shares.

RSAs contain such terms and conditions as determined by the Executive Compensation Committee, subject to the terms of the long term incentive plan under which such RSAs are issued, including the date on which the RSAs vest and settle. There were no RSAs granted to NEOs during fiscal 2025.

The Executive Compensation Committee remains mindful of the relationship between the number of stock-based compensation awards granted and the shares outstanding. As of fiscal 2025 year-end, the shares related to the Company’s outstanding awards were approximately 1% of the total outstanding shares.

Risk Review

In formulating and evaluating the Company’s executive compensation program, the Executive Compensation Committee considers whether the program promotes excessive risk-taking. The Executive Compensation Committee believes the components of the Company’s executive compensation program:

•Provide an appropriate mix of fixed and variable pay;
•Balance short-term operational performance with long-term increases in shareholder value;
•Reinforce a performance-oriented environment; and
•Encourage recruitment and retention of key executives.

The Executive Compensation Committee of the Board has followed substantially consistent practices over the years and the members of the Executive Compensation Committee have not seen any evidence that our compensation programs create risks that are reasonably likely to have a material adverse effect on our Company. The Executive Compensation Committee believes the leadership of the Company is not provided with incentives which would result in leadership taking unreasonable risks in order to achieve short-term results at the expense of the long-term health and welfare of the shareholders’ investment. Additional policies are in place to further reduce the likelihood of excessive risk-taking, such as the Insider Trading Policy, which prohibits key insiders, including officers, from engaging in short sales or hedging transactions involving the Company’s securities.

Tax and Accounting Implications of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation to $1 million per year for certain executive officers. While the Executive Compensation Committee considers tax and accounting implications as factors when considering executive compensation, they are not the only factors considered. Other important considerations may outweigh tax and accounting considerations. As such, the Executive Compensation Committee reserves the right to establish compensation arrangements that may not be fully tax deductible by the Company under applicable tax laws. For fiscal 2025, the compensation of Messrs. Roche, Schaff, Alfieri and Graczyk and Ms. Walter each exceeded the limitation under Section 162(m) of the Internal Revenue Code.

The Executive Compensation Committee Report

The Executive Compensation Committee of the Board has reviewed and discussed this CD&A with the Company’s management. Based on this review and these discussions with management, the Executive Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Executive Compensation Committee Members:

William G. Gisel, Jr., Chair	Mahesh Narang
Janet M. Coletti	Brenda L. Reichelderfer

COMPENSATION OF EXECUTIVE OFFICERS

Distinguishing "Awarded" Pay from "Reported" Pay in 2025

In reviewing our executive compensation, it is important to distinguish the reported compensation provided to our NEOs in fiscal 2025 from the compensation that was actually awarded to our NEOs in fiscal 2025. We have provided the following additional compensation table in order to remove the volatility related to the effects of changes in actuarial assumptions on the value of the NEOs’ pension benefits as required to be disclosed in the 2025 Summary Compensation Table. This table is not a substitute for the 2025 Summary Compensation Table, which appears on page 28.

The table below shows the compensation awarded to each of our NEOs for fiscal 2025. This table includes:

•Salaries paid during fiscal 2025;
•PSUs and TVAs awarded in fiscal 2025 under the LTI;
•Non-equity incentive compensation earned for fiscal 2025 under the STI; and
•All other compensation.

Name and Principal Position	Year(1)	Salary(2) ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Pat Roche	2025	$1,087,932	$—	$3,063,398	$—	$1,251,638	$195,142	$5,598,110
President, CEO & Director	2024	1,030,200	—	2,322,512	—	1,043,827	219,261	4,615,800
	2023	888,334	—	1,772,181	—	702,103	383,419	3,746,037
Jennifer Walter	2025	$623,193	$—	$766,005	$—	$430,181	$37,192	$1,856,571
Executive Vice President & CFO	2024	590,121	—	671,040	—	448,447	32,276	1,741,884
	2023	578,656	—	587,414	—	379,193	31,477	1,576,740
Michael Schaff(6)	2025	$515,850	$—	$510,739	$—	$362,368	$137,914	$1,526,871
Vice President & President, Commercial Aircraft	2024	455,592	—	366,548	—	352,798	114,605	1,289,543
	2023	—	—	—	—	—	—	—
Joseph Alfieri(6)	2025	$515,850	$—	$510,739	$—	$362,368	$84,074	$1,473,031
Vice President & President, Space and Defense	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
Mark Graczyk(6)	2025	$515,850	$—	$510,739	$—	$362,368	$83,421	$1,472,378
Vice President & President, Military Aircraft	2024	455,592	—	366,548	—	352,798	71,085	1,246,023
	2023	—	—	—	—	—	—	—
(1)The years reported are the Company’s fiscal years ended September 27, 2025, September 28, 2024 and September 30, 2023.
(2)Includes amounts, if any, deferred at the direction of the NEO pursuant to the Company’s 401(k) Plan.
(3)This column shows the aggregate grant date fair value computed in accordance with ASC 718 for the PSUs granted under the LTI for the fiscal years reported and the fixed dollar amounts of TVAs granted under the LTI for the fiscal years reported. With respect to the PSUs, this value is based on the fair value of the equity-based award multiplied by the number of securities underlying the target PSUs and represents the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule. For purposes of the figures set forth in the above table, the probable performance outcome with respect to PSUs granted in fiscal 2025 is target level performance. The fair value of the PSUs granted in fiscal 2025 assuming achievement at the maximum level of 200% is as follows: Mr. Roche - $3,126,796, Ms. Walter - $782,010 and Messrs. Schaff, Alfieri and Graczyk - $521,478. A discussion of the assumptions used in calculating these values may be found in Note 19 - Equity-Based Compensation to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025.
(4)This column shows the STI plan compensation as described in The Process Used to Determine Compensation beginning on page 23 for the fiscal years reported. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.
(5)The table on page 29 shows the components of this column, which generally include group life and executive insurance premiums, Company contributions to the Company’s defined contribution plans, cash in lieu of vacation and other perquisites. The amounts represent the amount paid by, or the incremental cost to, the Company.
(6)Messrs. Schaff and Graczyk were not NEOs in fiscal 2023 and Mr. Alfieri was not a NEO in fiscal 2024 and 2023, so compensation is not reported for those fiscal years.

2025 Summary Compensation Table

The table below presents dollar amounts computed as required under SEC rules.

The amounts shown for equity-based awards reflect the aggregate grant date fair value. These amounts do not reflect the current or prospective value of these awards to the executive.

The amounts shown under the column “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” reflect the change in the actuarial present value of each NEO’s retirement benefits and any above market or preferential earnings under the Moog Inc. Retirement Savings Restoration Plan (“Restoration Plan”). The pension values for fiscal 2025 reflect the impact of changes in interest rates on actuarial present value calculations, years of credited service and changes in compensation levels.

Name and Principal Position	Year(1)	Salary(2) ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Pat Roche	2025	$1,087,932	$—	$3,063,398	$—	$1,251,638	$2,806,762	$195,142	$8,404,872
President, CEO & Director	2024	1,030,200	—	2,322,512	—	1,043,827	5,571,389	219,261	10,187,189
	2023	888,334	—	1,772,181	—	702,103	2,269,748	383,419	6,015,785
Jennifer Walter	2025	$623,193	$—	$766,005	$—	$430,181	$48,786	$37,192	$1,905,357
Executive Vice President & CFO	2024	590,121	—	671,040	—	448,447	222,664	32,276	1,964,548
	2023	578,656	—	587,414	—	379,193	41,448	31,477	1,618,188
Michael Schaff(7)	2025	$515,850	$—	$510,739	$—	$362,368	$1,785	$137,914	$1,528,656
Vice President & President, Commercial Aircraft	2024	455,592	—	366,548	—	352,798	9,519	114,605	1,299,062
	2023	—	—	—	—	—	—	—	—
Joseph Alfieri(7)	2025	$515,850	$—	$510,739	$—	$362,368	$7,310	$84,074	$1,480,341
Vice President & President, Space and Defense	2024	—	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—	—
Mark Graczyk(7)	2025	$515,850	$—	$510,739	$—	$362,368	$4,681	$83,421	$1,477,059
Vice President & President, Military Aircraft	2024	455,592	—	366,548	—	352,798	2,664	71,085	1,248,687
	2023	—	—	—	—	—	—	—	—
(1)The years reported are the Company’s fiscal years ended September 27, 2025, September 28, 2024 and September 30, 2023.
(2)Includes amounts, if any, deferred at the direction of the NEO pursuant to the Company’s 401(k) Plan.
(3)This column shows the aggregate grant date fair value computed in accordance with ASC 718 for the PSUs granted under the LTI for the fiscal years reported and the fixed dollar amounts of TVAs granted under the LTI for the fiscal years reported. With respect to the PSUs, this value is based on the fair value of the equity-based award multiplied by the number of securities underlying the target PSUs and represents the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule. For purposes of the figures set forth in the above table, the probable performance outcome with respect to PSUs granted in fiscal 2025 is target level performance. The fair value of the PSUs granted in fiscal 2025 assuming achievement at the maximum level of 200% is as follows: Mr. Roche - $3,126,796, Ms. Walter - $782,010 and Messrs. Schaff, Alfieri and Graczyk - $521,478. A discussion of the assumptions used in calculating these values may be found in Note 19 - Equity-Based Compensation to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025.
(4)This column shows the STI plan compensation as described in The Process Used to Determine Compensation beginning on page 23 for the fiscal years reported. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company’s 401(k) Plan.
(5)The aggregate change in actuarial present value is determined using mortality rates, interest rate and other assumptions consistent with those used in our financial statements. The amounts in this column represent the aggregate change in the actuarial present value of the officer’s accumulated retirement benefits under the Moog Inc. Employee Retirement Plan ("ERP") and the Moog Inc. Plan to Equalize Retirement Income and Supplemental Retirement Plan (“PERI-SERP”) and above-market or preferential earnings under the Restoration Plan. For additional information, refer to the 2025 Pension Benefits Table on page 39 and the table for 2025 Non-Qualified Deferred Compensation on page 39.

(6)The table below shows the components of this column, which generally include group life and executive insurance premiums, Company contributions to the Company’s defined contribution plans, including under the Restoration Plan and other perquisites. The amounts represent the amount paid by, or the incremental cost to, the Company.

Name	Year	Group Life Insurance Premium ($)	Executive Medical Premiums & Reimbursements ($)	Executive Disability Premiums ($)	Company Contributions - Defined Contribution Plan(s)(a) ($)	Cash Paid In-Lieu of Vacation ($)	Miscellaneous Compensation(b) ($)
Pat Roche	2025	$6,580	$6,122	$4,493	$160,996	$—	$16,951
Jennifer Walter	2025	3,769	6,422	4,493	1,725	19,835	948
Michael Schaff	2025	3,124	6,272	4,493	71,093	37,084	15,848
Joseph Alfieri	2025	3,124	6,472	4,493	64,077	—	5,908
Mark Graczyk	2025	3,124	6,122	4,493	64,078	—	5,604
(a)The amounts include Company contributions to the Company’s defined contribution plan for each NEO and, for Messrs. Roche, Schaff, Alfieri and Graczyk, includes Company contributions to the Restoration Plan.
(b)Miscellaneous Compensation principally consists of perquisites such as club dues and auto expenses. Miscellaneous Compensation for Mr. Roche includes $7,096 related to tax equalization.
(7)Messrs. Schaff and Graczyk were not NEOs in fiscal 2023 and Mr. Alfieri was not a NEO in fiscal 2024 and 2023, so compensation is not reported for those fiscal years.

2025 Grants of Plan-Based Awards

The following table summarizes the grants of plan-based awards made to the NEOs in the 2025 Summary Compensation Table during the fiscal year ended September 27, 2025. All non-cash settled awards that were granted in fiscal 2025 will be settled in underlying Class B shares.

Name & Type of Award	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(4) ($)(#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Pat Roche
STI(2)	N/A	$548,964	$1,097,928	$2,195,856	—	—	—	—	—	$—	$—
PSU(3)	11/12/2024	—	—	—	3,775	7,549	15,098	—	—	—	1,563,398
TVA	11/12/2024	—	—	—	—	—	—	$1,500,000	—	—	1,500,000
Jennifer Walter
STI(2)	N/A	$188,676	$377,351	$754,703	—	—	—	—	—	$—	$—
PSU(3)	11/12/2024	—	—	—	944	1,888	3,776	—	—	—	391,005
TVA	11/12/2024	—	—	—	—	—	—	$375,000	—	—	375,000
Michael Schaff
STI(2)	N/A	$158,933	$317,867	$635,734	—	—	—	—	—	$—	$—
PSU(3)	11/12/2024	—	—	—	630	1,259	2,518	—	—	—	260,739
TVA	11/12/2024	—	—	—	—	—	—	$250,000	—	—	250,000
Joseph Alfieri
STI(2)	N/A	$158,933	$317,867	$635,734	—	—	—	—	—	$—	$—
PSU(3)	11/12/2024	—	—	—	630	1,259	2,518	—	—	—	260,739
TVA	11/12/2024	—	—	—	—	—	—	$250,000	—	—	250,000
Mark Graczyk
STI(2)	N/A	$158,933	$317,867	$635,734	—	—	—	—	—	$—	$—
PSU(3)	11/12/2024	—	—	—	630	1,259	2,518	—	—	—	260,739
TVA	11/12/2024	—	—	—	—	—	—	$250,000	—	—	250,000
(1)The grant date is the date the Board ratifies the Executive Compensation Committee’s approval of the awards.
(2)Actual amounts paid in cash under the STI plan in fiscal 2025 are reflected in the "Non-Equity Incentive Plan Compensation" column of the 2025 Summary Compensation Table on page 28. STI has specified threshold, target and maximum performance payout levels such that performance below threshold results in no STI being earned, performance at threshold results in 50% of the on-target STI being earned and performance at maximum results in 200% of the on-target STI being earned. Payouts are subject to the terms of the STI plan, as described in The Process Used to Determine Compensation beginning on page 23.
(3)The NEOs were granted PSUs in fiscal 2025 that could settle in Class B shares at the end of the three-year performance period based on two equally-weighted performance criteria. Each criterion has a specified threshold, target and maximum performance payout levels such that performance below threshold results in no PSUs being earned, performance at target results in 50% of the maximum PSUs being earned and performance at maximum results in 100% of the maximum PSUs being earned. Proportional adjustment(s) will be applied for performance falling between threshold and target or target and maximum payout. The NEOs may receive between 0% and 200% of the target number of PSUs granted at the end of the performance period based upon the combined performance criteria.
(4)The dollar amount shown in this column represents the fixed dollar value of a TVA granted to each NEO during fiscal 2025. Pursuant to the terms of the award agreements, each TVA vests in equal annual fixed dollar tranches over a three year period beginning one year after the date of grant. Each vested fixed dollar tranche of a TVA will settle in Class B shares using the "fair market value" (as defined in the 2014 LTI Plan) of the Class B shares on the date of vesting of such tranche. The Company reserves the right, at its discretion, to settle vested amounts in cash rather than shares, pursuant to the terms of the award agreements.
(5)This column shows the aggregate grant date fair value computed in accordance with ASC 718. For PSUs, the actual value of units received will depend on the Company’s performance and market value of common stock at the time of settlement. The grant date fair value is based on the fair value of the equity-based award multiplied by the number of securities underlying the target PSUs. This represents the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule. For TVAs, the amount represents the fixed dollar amount of the award at the time of grant. The amounts do not reflect the actual amounts that may be realized by the executive officers. Assumptions made in the calculations of these amounts may be found in Note 19 - Equity-Based Compensation to the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025.

Outstanding Equity Awards at 2025 Fiscal Year-End

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Common Stock	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) ($)	Market Value of Shares or Units That Have Not Vested(4) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Pat Roche
	11/17/2015	Class A	3,333	—	$63.040	11/17/2025	$—	$—	—	$—
	11/17/2015	Class B	3,367	—	65.900	11/17/2025	—	—	—	—
	11/15/2016	Class B	10,000	—	71.648	11/15/2026	—	—	—	—
	11/14/2017	Class B	6,181	—	82.310	11/14/2027	—	—	—	—
	11/13/2018	Class B	6,988	—	80.190	11/13/2028	—	—	—	—
	11/12/2019	Class B	6,794	—	85.950	11/12/2029	—	—	—	—
	11/17/2020	Class B	4,452	—	73.390	11/17/2030	—	—	—	—
	11/16/2021	Class B	8,757	—	83.000	11/16/2031	—	—	—	—
	11/15/2022	Class B	—	—	—	—	291,666	291,666	—	—
	11/14/2023	Class B	—	—	—	—	—	—	9,489	1,954,734
	11/14/2023	Class B	—	—	—	—	750,000	750,000	—	—
	11/12/2024	Class B	—	—	—	—	—	—	7,549	1,555,094
	11/12/2024	Class B	—	—	—	—	1,500,000	1,500,000	—	—
Jennifer Walter
	11/15/2016	Class B	2,000	—	$71.648	11/15/2026	$—	$—	—	$—
	11/14/2017	Class B	1,611	—	82.310	11/14/2027	—	—	—	—
	11/13/2018	Class B	1,741	—	80.190	11/13/2028	—	—	—	—
	11/12/2019	Class B	11,323	—	85.950	11/12/2029	—	—	—	—
	11/17/2020	Class B	7,611	—	73.390	11/17/2030	—	—	—	—
	11/16/2021	Class B	6,539	—	83.000	11/16/2031	—	—	—	—
	11/15/2022	Class B	—	—	—	—	96,666	96,666	—	—
	11/14/2023	Class B	—	—	—	—	—	—	2,742	564,852
	11/14/2023	Class B	—	—	—	—	216,666	216,666	—	—
	11/12/2024	Class B	—	—	—	—	—	—	1,888	388,928
	11/12/2024	Class B	—	—	—	—	375,000	375,000	—	—
Michael Schaff
	11/14/2017	Class B	806	—	$82.310	11/14/2027	$—	$—	—	$—
	11/13/2018	Class B	1,741	—	80.190	11/13/2028	—	—	—	—
	11/12/2019	Class B	1,736	—	85.950	11/12/2029	—	—	—	—
	11/17/2020	Class B	1,089	—	73.390	11/17/2030	—	—	—	—
	11/16/2021	Class B	992	—	83.000	11/16/2031	—	—	—	—
	11/15/2022	Class B	—	—	—	—	14,000	14,000	—	—
	11/14/2023	Class B	—	—	—	—	—	—	1,498	308,588
	11/14/2023	Class B	—	—	—	—	118,333	118,333	—	—
	11/12/2024	Class B	—	—	—	—	—	—	1,259	259,354
	11/12/2024	Class B	—	—	—	—	250,000	250,000	—	—

			Option Awards(1)				Stock Awards(2)
Name	Grant Date	Common Stock	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) ($)	Market Value of Shares or Units That Have Not Vested(4) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)
Joseph Alfieri
	11/12/2019	Class B	868	—	$85.950	11/12/2029	$—	$—	—	$—
	11/17/2020	Class B	1,089	—	73.390	11/17/2030	—	—	—	—
	11/16/2021	Class B	992	—	83.000	11/16/2031	—	—	—	—
	11/15/2022	Class B	—	—	—	—	14,000	14,000	—	—
	11/14/2023	Class B	—	—	—	—	—	—	1,498	308,588
	11/14/2023	Class B	—	—	—	—	118,333	118,333	—	—
	11/12/2024	Class B	—	—	—	—	—	—	1,259	259,354
	11/12/2024	Class B	—	—	—	—	250,000	250,000	—	—
Mark Graczyk
	11/14/2017	Class B	806	—	$82.310	11/14/2027	$—	$—	—	$—
	11/13/2018	Class B	1,741	—	80.190	11/13/2028	—	—	—	—
	11/12/2019	Class B	1,736	—	85.950	11/12/2029	—	—	—	—
	11/17/2020	Class B	1,089	—	73.390	11/17/2030	—	—	—	—
	11/16/2021	Class B	992	—	83.000	11/16/2031	—	—	—	—
	11/15/2022	Class B	—	—	—	—	14,000	14,000	—	—
	11/14/2023	Class B	—	—	—	—	—	—	1,498	308,588
	11/14/2023	Class B	—	—	—	—	118,333	118,333	—	—
	11/12/2024	Class B	—	—	—	—	—	—	1,259	259,354
	11/12/2024	Class B	—	—	—	—	250,000	250,000	—	—
(1)Option awards consist of SARs. The exercise price of a SAR on Class A shares will be equal to the fair market value of one Class A share as defined in either the 2008 SAR Plan or the 2014 LTI Plan. The exercise price of a SAR on Class B shares will be equal to the fair market value of one Class B share as defined in the 2014 LTI Plan. The SARs vest in tranches ratably over a three year period beginning one year after the date of grant (33% in each of the three years from the grant date) and expire ten years after the date of grant. Equity-based compensation awards are generally granted annually in November and are not re-priced or granted retroactively.
(2)Stock awards consist of PSUs and TVAs. The PSUs vest at the end of a three year performance period from the date of grant and can vest between 0% – 200% of the target number of outstanding PSUs, subject to the achievement of the relevant performance conditions. The TVAs vest in tranches ratably over a three year period beginning one year after the date of grant (33% in each of the three years after the grant date).
(3)The amounts in this column represent the dollar value of TVAs outstanding as of fiscal year end. TVAs are fixed dollar amount awards, which vest in equal tranches over three years and will settle in Class B shares based upon the fair market value of the Class B shares at the time of vesting. The Company reserves the right, at its discretion, to settle vested amounts in cash rather than shares.
(4)The amounts in this column represent the fixed dollar amount of TVAs outstanding as of fiscal year end.
(5)The amounts in this column are the market value of the PSUs based upon the market price of the Company's Class B shares of $206.00 on September 26, 2025.

2025 Option Exercises and Stock Vested

The following table provides information for the NEOs named in the 2025 Summary Compensation Table regarding the exercises of options and stock awards that vested during the fiscal year ended September 27, 2025.

	Option Awards(1)		Stock Awards(5)
Name	Number of Shares Acquired on Exercise(2) (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(6) ($)
Pat Roche(3)	8,300	$1,220,030	19,864	$4,135,763
Jennifer Walter(4)	2,000	276,599	6,674	1,389,752
Michael Schaff	—	—	1,164	245,085
Joseph Alfieri	—	—	1,164	245,085
Mark Graczyk	—	—	1,164	245,085
(1)Option awards consist of SARs.
(2)For SARs that were exercised, the number of shares in this column reflects the nominal number of shares that were subject to SARs. The number of shares actually received upon exercise of SARs was lower and represented the value realized on exercise divided by the market value at the time of exercise.
(3)The following details Mr. Roche’s SAR exercises in fiscal 2025:

Exercise Date	Grant Date	Type of Award	Number of Options Exercised (#)	Exercise Price ($)	Amount Realized ($)
11/07/2024	11/11/2014	SAR	5,000	$74.38	$761,000
07/24/2025	11/17/2015	SAR	3,300	$65.90	$459,030
(4)The following details Ms. Walter’s SAR exercises in fiscal 2025:

Exercise Date	Grant Date	Type of Award	Number of Options Exercised (#)	Exercise Price ($)	Amount Realized ($)
07/24/2025	11/17/2015	SAR	1,333	$65.90	$185,420
09/19/2025	11/17/2015	SAR	667	$63.04	$91,179
(5)Stock awards consist of PSUs that vested in fiscal 2025 and settled in November 2025 and TVAs that vested in fiscal 2025 and settled in November 2024.
(6)Based on the closing price of the Company's Class B shares of common stock on the date that the stock award vested.

Determination Regarding Absence of Erroneously Awarded Compensation

Revisions to Financial Statements

As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025, during the preparation of the Company’s audited financial statements for the fiscal year ended September 27, 2025, the Company identified misstatements in previously issued consolidated financial statements and interim consolidated condensed financial statements, impacting prior periods. The principal misstatement related to the accounting for a distinct group of long-term aftermarket service contracts with customers in the Commercial Aircraft segment. Specifically, there were inaccurate inputs used in the total costs at completion estimate within the over-time revenue recognition calculation for these contracts that accumulated over several years. Additionally, other unrelated misstatements, including an adjustment for the understatement of certain warranty costs, were also identified. On October 29, 2025, the Company concluded that revisions should be made to its historical consolidated financial statements that were impacted by these errors.

In accordance with Staff Accounting Bulletin (“SAB”) No. 99, Materiality, and SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, the Company evaluated the errors and determined that the related impact was not material to results of operations or financial position for any historical annual or interim period. Based on this assessment and the consideration of both quantitative and qualitative factors, management determined that the errors were not material to any prior period. However, the Company corrected such errors in the financial statements in its Form 10-K for the fiscal year ended September 27, 2025 by adjusting prior period financial statements.

Dodd-Frank Clawback Policy

The revisions to correct these errors in previously issued financial statements of the Company required a recovery analysis of incentive-based compensation received by the Company’s executive officers (“Covered Officers”) during the relevant recovery period pursuant to the Company’s Clawback Policy (adopted pursuant to Section 303A.14 of the NYSE Listed Company Manual, Section 10D of the Exchange Act, and Rule 10D-1 under the Exchange Act).

The Clawback Policy applies to incentive-based compensation earned based on the attainment of financial performance measures during the three completed fiscal years immediately preceding the restatement and received on or after October 2, 2023. Any incentive compensation received prior to October 2, 2023 is not subject to recovery under the Clawback Policy and, as a result, only the Company’s incentive compensation received for fiscal 2024 was subject to potential recovery under the Clawback Policy. For purposes of the Clawback Policy, incentive-based compensation is “received” in the fiscal period during which the financial reporting measure specified in the incentive-based compensation award is attained, even if the payment or grant of the incentive-based compensation occurs after the end of that period.

The Executive Compensation Committee evaluated whether there was any erroneously awarded compensation subject to recovery under the Clawback Policy. The Executive Compensation Committee concluded that there was no erroneously awarded compensation requiring recovery under the Clawback Policy because the restated amounts did not impact the achievement of any financial reporting measure used in determining incentive-based compensation of the Covered Officers for awards received by Covered Officers during the applicable recovery period.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains the 2008 SAR Plan, the 2014 LTI Plan and the 2025 LTI Plan. Set forth below is information as of September 27, 2025 regarding equity compensation awards and the resultant shares that may be issued under those plans and the Employee Stock Purchase Plan (the "ESPP"). As of September 27, 2025, all outstanding awards and all grants remaining available for future issuance may result in the issuance of either Class A or Class B shares.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Number of Options, Warrants and Rights Remaining Available for Issuance Under Equity Compensation Plans(3) (#)
Equity Compensation Plans Approved by Security Holders	393,686	$79.16	2,531,429
Equity Compensation Plans Not Approved by Security Holders(4)	—	—	—
Total	393,686	$79.16	2,531,429
(1)The number of securities to be issued upon exercise reports the number of shares calculated to be issued if all outstanding SAR awards were exercised at September 27, 2025 plus the number of outstanding target PSUs and TVAs at September 27, 2025. The number of shares issuable upon exercise of SAR awards is calculated based upon the excess of the market price on September 26, 2025 over the exercise price of the SARs. The TVAs were converted to shares using the market price of the Company's Class B shares of $206.00 on September 26, 2025.
(2)The weighted-average exercise price does not include PSUs and TVAs.
(3)At the fiscal 2025 year-end, the number of options, warrants and rights remaining available for future issuance under the 2025 LTI Plan were 1,458,225 and the ESPP were 1,073,204. There are no options, warrants and rights remaining available for issuance under the 2014 LTI Plan or the 2008 SAR Plan.
(4)The Company has no equity compensation plans that have not been approved by security holders.

PENSION BENEFITS

U.S. Pension Benefits

The Company maintains the Moog Inc. Employees’ Retirement Plan (“ERP”), a tax-qualified defined benefit retirement plan, funded by employer contributions. Of the NEOs, Ms. Walter participates in the ERP and Mr. Schaff has a frozen benefit in the ERP.

Compensation used to determine the benefit accrual available to U.S. based executive officers under the qualified defined benefit plan is limited to $345,000 for the plan year ended September 30, 2025.

The Internal Revenue Code limits the benefits that may be paid from tax-qualified defined benefit retirement plans and the contributions that may be made to tax-qualified defined contribution retirement plans. The Company maintains supplemental retirement plans for certain executive officers, including the NEOs, to bridge the gap between legally mandated limits on qualified pension plan benefits and the retirement benefits offered at comparable public companies and to provide participants with supplemental benefits. Mr. Roche and Ms. Walter participate in the Moog Inc. Plan to Equalize Retirement Income and Supplemental Executive Retirement Plan (“PERI-SERP”) and Messrs. Roche, Schaff, Alfieri and Graczyk also participate in the Moog Inc. Retirement Savings Restoration Plan (“Restoration Plan”).

While the Company formally funds the ERP, the PERI-SERP and Restoration Plan are not formally funded. Rabbi Trusts, however, were established under which certain funds have been set aside to satisfy some of the obligations under the PERI-SERP and Restoration Plan. If the funds in the Rabbi Trusts are insufficient to pay amounts payable under these plans, the Company will pay the difference.

Moog Inc. Employees' Retirement Plan

Under the ERP, benefits are generally payable monthly upon retirement to participating employees of the Company. These benefits are based upon compensation and years of service and subject to limitations imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code. The ERP is administered by a Retirement Plan Committee and covers all eligible employees with one year of service and a minimum of 1,000 hours of employment. New U.S. based employees hired on or after January 1, 2008 are not eligible to participate in the ERP. New U.S. based employees hired after that date are covered under a defined contribution plan.

Benefits payable under the ERP are determined on the basis of compensation and credited years of service. A participant’s accrued benefit is equal to the sum of the participant’s prior service benefit, if any, and the participant’s future service benefit.

A participant is entitled to a prior service benefit if the participant was actively employed on or after January 1, 1998 (or retired as of January 1, 1998) and was employed by the Company before October 1, 1990. The prior service benefit is 1.15% of the first $20,000 of prior service compensation, plus 1.75% of prior service compensation in excess of $20,000, multiplied by the participant’s prior service. “Prior service compensation” is the greater of (i) the participant’s basic annual rate of pay on January 1, 1988, and (ii) the amount of the participant’s annual rate of pay plus overtime and shift differential received in the calendar year ending December 31, 1989, not to exceed $150,000. “Prior service” is the number of years and completed months of credited service with the Company through October 1, 1990.

A participant’s future service benefit is computed separately for each year of credited service beginning with October 1, 1990, or the participant’s date of hire, if later, and is equal to 1.15% of the participant’s future service compensation not in excess of $20,000, plus 1.75% of the participant’s future service compensation in excess of $20,000. In any event, after a participant is credited with 35 years of combined prior service and future service, the participant’s benefit for each year of future service will be 1.75% of future service compensation. “Future service compensation” with respect to a plan year is the amount of basic annual pay, plus any overtime or shift differential, a participant receives in the calendar year ending within that plan year. The maximum dollar amount of future service compensation that may be used for ERP purposes is set by law and adjusted periodically. The maximum dollar amount is $345,000 for the plan year ended September 30, 2025.

Any participant who entered the ERP before the 2002 plan year and retires with five years or more of service will receive a minimum pension benefit. If the participant joined the ERP before October 1, 2002 and retires at age 65 with 15 or more years of vesting service, the minimum pension benefit will be at least $2,400 per year. If the participant joined the ERP before October 1, 2002 and retires at age 65 with between 5 and 15 years of service, the minimum pension benefit will be a prorated portion of the $2,400 per year minimum benefit.

A participant generally may retire and begin receiving ERP benefits at normal retirement age (age 65). A participant also may retire and begin receiving plan benefits on the first day of any month coincident with or next following the participant’s 55th birthday, but only if the participant has completed 15 years of vesting service. However, the amount of a participant’s monthly ERP benefit will be discounted or reduced 0.5% for each month the early retirement benefit commences before normal retirement age.

Moog Inc. Supplemental Retirement Plans

Effective August 9, 2017, the Company combined the Moog Inc. Plan to Equalize Retirement Income ("PERI") into the Moog Inc. Supplemental Retirement Plan ("DB SERP") and renamed this combined plan the Moog Inc. Plan to Equalize Retirement Income and Supplemental Retirement Plan ("PERI-SERP"). The PERI-SERP provides for supplemental retirement benefits to eligible Company officers, including the NEOs. The PERI-SERP plan document includes separate subsections that set out the rights and provisions attributable to, and maintains the benefits of, both the DB SERP and the PERI. Mr. Roche has accrued DB SERP benefits, while Ms. Walter has accrued PERI benefits under the PERI-SERP.

Assuming a participant qualifies for full benefits, the DB SERP payment upon retirement is equal to 65% of the officer’s compensation, less any benefits payable under the ERP, certain benefits payable under other Company-sponsored retirement programs, and reduced further by one-half the primary Social Security benefit payable at age 65. All DB SERP benefits are assumed to be paid monthly in accordance with the plan document. DB SERP benefits payable to officers who have service with overseas subsidiaries of the Company are adjusted to account for benefits in subsidiary and national pension and social security plans. For the purposes of determining DB SERP benefits, an eligible officer’s compensation generally is the sum of (i) the average of the officer’s highest consecutive three-year base salary prior to retirement plus (ii) the officer’s highest annual profit share/bonus for the ten fiscal years prior to retirement.

To vest in DB SERP benefits, eligible officers must generally have (i) at least 10 years of service with the Company and (ii) attained (a) age 65 or (b) age 60 with a total combined age and years of service equal to at least 90. Full DB SERP benefits are payable when the participant reaches age 65 with at least 25 years of service. Officers who became participants in the DB SERP on or before November 30, 2011 generally vest in DB SERP benefits if the officer has (i) at least ten years of service and (ii) attained (a) age 65 or (b) age 57 with total combined age and years of service equal to at least 90. Officers who became participants in the DB SERP on or before November 30, 2011 are eligible for unreduced benefits upon reaching age 57 with at least 25 years of service.

In the event of disability, or an involuntary termination or change in control after a participant has at least ten years of service with the Company, participants also become vested in DB SERP benefits. A termination where there has been an adverse change in duties, responsibilities, status, pay or perquisites without participant consent within two years of a change in control of the Company, as defined by the PERI-SERP, is deemed an involuntary termination, as is a termination where the participant’s pay has been diminished or reduced to a greater extent than the other executives of the Company. In addition, if a married participant dies before commencing DB SERP benefits, the participant’s surviving spouse is entitled to a spousal DB SERP benefit, which shall be payable in the form of a life annuity, if (i) the participant has at least five years of service, and (ii) the participant and his or her surviving spouse have been married for at least twelve months prior to the participant’s death. In the event of the participant’s involuntary termination for cause, the DB SERP benefits, whether vested or unvested, are immediately forfeited.

PERI benefits under the PERI-SERP are intended to supplement benefits provided under the ERP by providing additional benefits that would be payable under the ERP if not for the compensation limitations imposed by the IRS. A participant vests in his or her PERI benefits if the participant retires from the Company on or after reaching his or her Earlier Retirement Date or Normal Retirement Date, as those terms are defined in the ERP. In the event the participant becomes disabled, the participant will become 100% vested in his or her PERI benefit. If a married participant dies before commencing PERI benefits, the participant’s surviving spouse is entitled to a spousal PERI benefit to the extent the surviving spouse is entitled to pre-retirement survivor benefits under the ERP.

The Restoration Plan is intended to supplement benefits provided under the Company’s tax-qualified defined contribution plan by providing employer matching and nonelective retirement contributions that are intended to generally equal what would have been made by the Company under its tax‑qualified defined contribution plan if not for the compensation and other limitations imposed by the IRS. A Restoration Plan participant is 100% vested in his or her matching contribution benefits at all times and becomes 100% vested in his or her retirement contribution benefits after having performed three years of vesting service, except that a Restoration Plan participant may vest earlier in his or her Restoration Plan benefit in the event of his or her termination on account of death or disability or upon the occurrence of a change in control. In general, Restoration Plan benefits become payable upon a participant’s separation from service, a change in control or a participant’s death. Upon a change in control or a participant’s death, a participant’s Restoration Plan benefit is payable in a lump sum, while a participant may elect that any Restoration Plan benefits that become payable upon his or her separation from service be paid in a lump sum or annual installments.

Non-U.S. Pension Benefits

Moog Ireland Pension and Death Benefits Plan

Moog Ireland Limited, a wholly-owned subsidiary of the Company, maintains the Moog Ireland Pension and Death Benefits Plan (“Ireland Plan”), a defined benefit retirement plan funded by employer contributions. Under the Ireland Plan, benefits are usually payable monthly upon retirement to participating employees of the Company. These benefits are based upon final pensionable salary and credited years of service and subject to limitations imposed by the Taxes Consolidation Act 1997. The Ireland Plan is administered by the Trustees of the Ireland Plan. The Ireland Plan was available to employees of Moog Ireland Limited until it was closed to new entrants on July 1, 2011. New employees hired by Moog Ireland Limited on or after July 1, 2011 are not eligible to participate in the Ireland Plan. New employees of Moog Ireland Limited hired on or after that date are covered under a defined contribution plan.

A participant’s accrued benefit is equal to 1/60th of final pensionable salary for each year of service, where pensionable salary is base salary less a reduction to recognize the Irish State Retirement Pension and final pensionable salary is the average of the three highest calculations of pensionable salary in the last ten calculations of pensionable salary prior to the date of retirement or earlier date of leaving the service of the Irish employer. Pensionable salary includes shift allowance but excludes bonuses and overtime.

A participant generally may retire and begin receiving benefits under the Ireland Plan at normal retirement age (age 65). A participant also may retire and begin receiving plan benefits on the first day of any month coincident with or next following the participant’s 50th birthday, provided they have left the service of the employer and provided consent (employer and/or trustee) is granted. The amount of a participant’s monthly Ireland Plan benefit, however, will be discounted or reduced by the actuary to the Ireland Plan, having regard to the solvency of the Ireland Plan at the time of the retirement. The current reduction being applied by the actuary to the Ireland Plan ranges from 0.2% to 0.3% for each month the early retirement benefit commences before normal retirement age. Mr. Roche is the only NEO who has benefits under the Ireland Plan.

2025 Pension Benefits Table

The years of credited service and present value of accumulated benefits for the NEOs under the ERP and the PERI-SERP are:

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefits(2) ($)	Payments During Last Fiscal Year ($)
Pat Roche	Ireland Plan	21.000	$2,838,865	$—
	PERI-SERP(3)	25.750	11,917,903	—
Jennifer Walter	ERP	25.250	629,945	—
	PERI-SERP(3)	12.000	182,158	—
Michael Schaff	ERP	5.000	40,385	—
	PERI-SERP(3)	—	—	—
Joseph Alfieri	ERP	—	—	—
	PERI-SERP(3)	—	—	—
Mark Graczyk	ERP	—	—	—
	PERI-SERP(3)	—	—	—
(1)Credited service is determined in years and months as of September 27, 2025 and includes only service with the Company (or certain acquired employers). In general, the Company does not grant extra years of credited service.
(2)The “Present Value of Accumulated Benefits” is based on the same assumptions as those used for the valuation of the plan liabilities in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025, and are calculated as of the plan year ended September 30, 2025 measurement date. The assumptions made in the calculations of these amounts may be found in Note 15 - Employee Benefit Plans to the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2025.
(3)Mr. Roche has accrued DB SERP benefits, while Ms. Walter has accrued PERI benefits under the PERI-SERP.

2025 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Pat Roche	$—	$131,996	$7,024	$—	$331,081
Jennifer Walter	—	—	—	—	—
Michael Schaff	—	37,345	1,785	—	89,886
Joseph Alfieri	—	38,527	7,310	—	93,689
Mark Graczyk	—	38,528	4,681	—	92,394
(1)None of the NEOs deferred any salary in fiscal 2025.
(2)Registrant Contributions by the Company in fiscal 2025 are reported in the "All Other Compensation" column of the 2025 Summary Compensation Table on page 28.
(3)Aggregate Earnings in fiscal 2025 are reported in the "Change in Pension Value and Non-Qualified Deferred Compensation Earnings" column of the 2025 Summary Compensation Table on page 28. Restoration Plan participants are permitted to direct the investment of their Restoration Plan accounts among the investment options made available by the Company with respect to the Restoration Plan. Earnings are determined by reference to the investment performance of the investments selected by a participant. A participant may modify their investment election, on a prospective basis, at any time.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment, Severance and Change in Control

The Company has entered into Employment Termination Benefits Agreements (“Termination Agreements”) with its executive officers. These Termination Agreements cover termination as a result of death, disability, retirement, termination for cause, voluntary and involuntary termination of employment, as well as involuntary termination after a change in control. The following is a summary of the termination benefits provided under various circumstances. A discussion of the executive officers’ pension benefits and supplemental retirement benefits under these various circumstances, can be found under Pension Benefits beginning on page 36.

Payment Upon Death, Disability or Retirement

In the event of the death of an officer, the estate or surviving spouse will receive a payment of six months’ salary, a STI payment pro-rated based upon the number of days employed during the fiscal year and any unused vested vacation. A payment of approximately two and a half times annual salary will be paid under the Company’s Group Life Insurance plan, subject to a cap of $5,000,000. The estate or surviving spouse will receive payments under the Company’s pension and 401(k) plans. Vested SARs will remain available for exercise by the estate or surviving spouse for 24 months from the date of separation or the original expiration date, whichever is earlier. Unvested PSUs will be paid out at target, pro-rated for the number of full quarters completed prior to death within the performance period. Unvested TVAs will be forfeited.

In the event an officer becomes disabled, the officer is entitled to the same benefits, as described above, with the exception of life insurance, salary continuation and PSU settlement. The officer also will receive payments under the Company’s disability plan. STI will be paid on a pro-rated basis for full months of service prior to the date of disability. All unexpired vested SARs will remain available for exercise for 24 months from the date of separation or the original expiration date, whichever is earlier. Unvested PSUs and TVAs will generally be forfeited.

If the officer retires, the officer will receive all benefits provided generally by the Company to its executives upon retirement, including benefits under any retirement or supplemental retirement plans and insurance benefits provided upon retirement. STI will be paid on a pro-rated basis for full months of service prior to the date of retirement. Unvested PSUs that have been held at least one year from grant will remain available to be earned at the end of the performance period, subject to the performance criteria. Unvested PSUs held for less than one year and all unvested TVAs will be forfeited.

Payment Upon Termination for Cause

Under the Termination Agreements, “cause” is considered a harmful act or omission constituting a willful and a continuing failure to perform material and essential employment obligations, conviction of a felony, willful perpetration of common law fraud, or any willful misconduct or bad faith omission constituting dishonesty, fraud or immoral conduct, which is materially injurious to the financial condition or business reputation of the Company. If terminated for “cause,” the officer is entitled to all benefits vested under retirement plans and payment of unused vested vacation. The officer is not entitled to STI, no severance is provided and all SARs, PSUs and TVAs expire.

Payment Upon Voluntary Termination

When an officer voluntarily terminates employment with the Company, the officer is entitled to receive all pension benefits accrued under any retirement or supplemental retirement plans up to the date of termination (subject to the rules referenced above in the PERI-SERP description), and payment for all unused vested vacation. All unexpired vested SARs are exercisable within ninety days of termination and all unvested PSUs and TVAs will generally expire at the close of business on the date of termination.

Payment Upon Involuntary Termination Without Cause and After a Change in Control

The termination benefits provided to an officer under the Termination Agreements in the case of involuntary termination without cause and in the event of involuntary termination after a change in control are the same, except each event references a different credited years of service table to determine salary continuance. The officer will receive salary continuance for no less than 12 months and no more than 36 months, depending on length of service. STI will be paid as earned in accordance with the plan and any unused vested vacation will be paid. The Company will pay, for one year after involuntary termination without cause or involuntary termination after a change in control, medical premiums on behalf of the officer, one year of auto related expenses, outplacement services, as well as one year of club membership dues for which reimbursement was provided by the Company. The officer is entitled to all vested benefits under any retirement or supplemental retirement plans.

Upon an officer’s involuntary termination not in connection with a change in control, all unexpired vested SARs are exercisable within ninety days of termination and all unvested PSUs and TVAs will expire at the close of business on the date of termination. Upon a change in control, all unexpired SARs will fully vest, all unvested PSUs will fully vest and will be paid out at the maximum level of performance and all unvested TVAs will fully vest and will be paid out in cash no later than 30 days following the change in control. Upon an involuntary termination after a change in control, the officer is entitled to exercise all SARs within two years of termination. However, under the terms of the 2025 LTI Plan, which terms are subject to adjustment under the terms of any award agreement for an equity award issued under the 2025 LTI Plan or as may be determined by the Executive Compensation Committee, if a change in control occurs and an outstanding equity award is continued or assumed (as defined in the 2025 LTI Plan) in connection with such change in control transaction, such award shall not immediately vest, rather shall continue to vest and be exercisable in accordance with the terms of the original award grant, except that if, during the two year period commencing after the date of the change in control, the award holder’s employment or service is involuntarily terminated for reasons other than cause (as defined in the 2025 LTI Plan) or, in the case of an award holder who is an employee, the award holder terminates his or her employment with good reason (as defined in the 2025 LTI Plan), then any such award held by such award holder shall vest.

The Termination Agreements provide that an officer cannot compete with the Company during the term of the Termination Agreement, and in the event of an involuntary termination after a change in control, until the last payment of any benefits to the officer under the Termination Agreement. Each Termination Agreement also requires each officer not to disclose confidential information of the Company during the term of the Termination Agreement or thereafter.

The following table shows potential payments to the NEOs upon death, disability, retirement, voluntary termination, involuntary termination without cause or involuntary termination after a change in control. The amounts shown assume that the termination was effective September 27, 2025, the last business day of the Company’s most recent fiscal year end. The actual amounts to be paid can only be determined at the actual time of an officer’s termination.

Name	Type of Payment	Death ($)	Disability(6) ($)	Retirement(7) ($)	Voluntary Termination(8) ($)	Involuntary Termination Without Cause ($)	Involuntary Termination After a Change in Control(9) ($)
Pat Roche(10)	Compensation Continuance(1)	$543,966	$—	$—	$—	$4,073,510	$5,056,771
	STI(2)	1,251,638	—	1,251,638	—	1,251,638	1,251,638
	Insurance Coverage(3)	—	—	—	—	26,031	26,031
	Other perquisites(4)	—	—	—	—	15,855	15,855
	Stock awards(5)	1,804,877	—	—	—	—	9,561,322
	Total	$3,600,481	$—	$1,251,638	$—	$5,367,034	$15,911,617
Jennifer Walter(11)	Compensation Continuance(1)	$311,597	$—	$—	$—	$2,456,776	$3,049,791
	STI(2)	430,181	—	—	—	430,181	430,181
	Insurance Coverage(3)	—	—	—	—	17,982	17,982
	Other perquisites(4)	—	—	—	—	8,448	8,448
	Stock awards(5)	501,649	—	—	—	—	2,595,892
	Total	$1,243,427	$—	$—	$—	$2,913,387	$6,102,294
Michael Schaff	Compensation Continuance(1)	$257,925	$—	$—	$—	$1,652,405	$2,287,946
	STI(2)	362,368	—	—	—	362,368	362,368
	Insurance Coverage(3)	—	—	—	—	26,181	26,181
	Other perquisites(4)	—	—	—	—	23,348	23,348
	Stock awards(5)	289,492	—	—	—	—	1,518,217
	Total	$909,785	$—	$—	$—	$2,064,302	$4,218,060
Joseph Alfieri	Compensation Continuance(1)	$257,925	$—	$—	$—	$1,270,140	$1,905,210
	STI(2)	362,368	—	—	—	362,368	362,368
	Insurance Coverage(3)	—	—	—	—	26,381	26,381
	Other perquisites(4)	—	—	—	—	13,408	13,408
	Stock awards(5)	289,492	—	—	—	—	1,518,217
	Total	$909,785	$—	$—	$—	$1,672,297	$3,825,584

Name	Type of Payment	Death ($)	Disability(6) ($)	Retirement(7) ($)	Voluntary Termination(8) ($)	Involuntary Termination Without Cause ($)	Involuntary Termination After a Change in Control(9) ($)
Mark Graczyk	Compensation Continuance(1)	$257,925	$—	$—	$—	$1,148,702	$1,914,503
	STI(2)	362,368	—	—	—	362,368	362,368
	Insurance Coverage(3)	—	—	—	—	26,031	26,031
	Other perquisites(4)	—	—	—	—	13,104	13,104
	Stock awards(5)	289,492	—	—	—	—	1,518,217
	Total	$909,785	$—	$—	$—	$1,550,205	$3,834,223
(1)Compensation continuation upon death represents payment of base salary for a period of six months to the NEO’s surviving spouse or estate. For an involuntary termination due to a change in control, compensation continuation payments for Messrs. Roche and Schaff and Ms. Walter would be 36 months and Messrs. Alfieri and Graczyk would be 30 months. In the event of an involuntary termination (no change in control), compensation continuation payments for Mr. Roche and Ms. Walter would be 29 months, Mr. Schaff would be 26 months, Mr. Alfieri would be 20 months and Mr. Graczyk would be 18 months.
(2)For years when there is STI, termination benefits would include those STI payments for all except disability and voluntary termination. STI is comprised of the Non-Equity Incentive Compensation included in the 2025 Summary Compensation Table on page 28.
(3)Insurance coverage reflects medical premiums paid in fiscal 2025. In the event of death, the estate or beneficiary of the officers will receive a life insurance payment pursuant to a plan covering all employees, subject to a cap of $5,000,000. In the event of disability, the officers are covered under a disability plan for all employees, which for officers provides up to 70% of pay until normal retirement age.
(4)For purposes of determining other perquisites the amount paid in fiscal 2025 for club dues and auto expenses are reflected and outplacement services have been estimated at $7,500.
(5)This is the value of outstanding PSU awards at September 27, 2025 that upon termination would either vest and become payable without performance conditions or would remain outstanding and continue to vest upon performance. The value was determined using the September 26, 2025 Class B market price and was calculated by multiplying the market price by shares which would be acquired upon vest. The value provided for Involuntary Termination After a Change in Control only also includes outstanding TVA awards which would be payable in cash.
(6)This column assumes that if the NEO terminates due to long-term disability, they will forfeit any right to receive a STI payment for fiscal 2025.
(7)The amounts reported under retirement indicate what the NEO would receive assuming they have met the retirement eligibility requirements of the STI plan and/or applicable outstanding LTI grant agreements. As of September 27, 2025, certain NEOs have not met these requirements and, therefore, portions of these amounts would not be payable. Mr. Roche meets retirement eligibility under the STI plan and would receive the STI amount disclosed in this column.
(8)In the event a NEO meets retirement eligibility, this column would not be applicable. Mr. Roche meets retirement eligibility under the STI plan and would receive the STI amount disclosed in the "Retirement" column.
(9)Upon a change in control without termination, the NEO would only receive the amounts provided under Stock awards; all other payments are only payable upon involuntary termination following a change in control.
(10)As described on page 37 under the discussion of Moog Inc. Supplemental Retirement Plans, Mr. Roche would become fully vested in his DB SERP benefit upon his becoming disabled, incurring an involuntary termination or the occurrence of a change in control. In addition, upon Mr. Roche’s death, Mr. Roche’s surviving spouse would be entitled to a survivor benefit under the DB SERP portion of the PERI-SERP. The present value of Mr. Roche’s accumulated benefit under the DB SERP is set forth in the 2025 Pension Benefits Table on page 39.
(11)As described on page 37 under the discussion of Moog Inc. Supplemental Retirement Plans, Ms. Walter would become fully vested in her PERI benefit upon her becoming disabled. In addition, upon Ms. Walter’s death, Ms. Walter’s surviving spouse would be entitled to a survivor benefit under the PERI portion of the PERI-SERP. The present value of Ms. Walter’s accumulated benefit under the PERI portion of the DB SERP is set forth in the 2025 Pension Benefits Table on page 39.

CEO PAY RATIO

As required by the Dodd-Frank Act and Regulation S-K of the Exchange Act, the following information discloses the relationship of the annual total compensation of our CEO, as set forth in the 2025 Summary Compensation Table, to that of the annual total compensation of our median employee.

The Company identified the median employee as of July 1, 2025 for its fiscal 2025 pay ratio disclosure. As of this date, the Company had 14,099 employees in 22 countries. No exclusions of employees were made in determining the median employee for fiscal 2025.

For purposes of identifying our median employee in fiscal 2025, base wages were determined to be an appropriate element of compensation to serve as the consistently applied compensation measure, as they are provided to all employees in a consistent manner and, as a result, served as the basis for the determination of the median employee. Base wages paid to all employees, excluding the CEO, annualized for employees hired within the year, were utilized to determine the median employee. For purposes of determining the Company’s 2025 CEO pay ratio, the Company calculated the annual total compensation of the median employee under the same methodology used for the NEOs as set forth in the 2025 Summary Compensation Table. The annual total compensation for our median employee was then compared to 2025 Summary Compensation Table total compensation reported for Mr. Roche, our CEO.

Fiscal 2025 annual total compensation of our CEO	$8,404,872
Fiscal 2025 annual total compensation of our median employee	$74,623
Fiscal 2025 CEO Pay Ratio	113:1

We believe it is important to distinguish the reported compensation provided to our CEO in fiscal 2025 from the compensation that was actually awarded to our CEO in fiscal 2025. The annual total compensation of our CEO includes the change in pension benefits as required to be disclosed in the Summary Compensation Table. If our CEO pay ratio was calculated based upon the total awarded pay of $5,598,110, as reflected in Distinguishing "Awarded" Pay from "Reported" Pay beginning on page 27, our 2025 CEO pay ratio would be 75:1. This supplemental ratio removes the volatility related to the effects of changes in actuarial assumptions on the value of our CEO’s pension benefits.

The Company’s fiscal 2025 ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K based upon the Company’s payroll and employment records and the methodologies described above. The SEC rules permit companies to employ various methodologies, exclusions and reasonable estimates to derive the pay ratio calculation representative of their respective employee populations and compensation practices. Based upon this variability, the estimated ratio reported above should not be interpreted as a basis for comparison between companies.

PAY VERSUS PERFORMANCE

As required by Item 402(v) of Regulation S-K, we disclose the following information about the relationship between the executive compensation actually paid by the Company and the Company’s performance on select financial metrics. For further information about the Company's pay philosophy, including its relationship to Company performance, please refer to the Compensation Discussion and Analysis beginning on page 17.

Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid to First PEO(2)	Compensation Actually Paid to Second PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)(6)	Adjusted EBITDA (millions)(7)
							Total Shareholder Return (TSR)(4)	Peer Group Total Shareholder Return(5)
(a)	(b)(1)	(b)(2)	(c)(1)	(c)(2)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$8,404,872	n/a	$7,114,183	n/a	$1,597,853	$1,840,267	$343.47	$282.62	$235	$540
2024	10,187,189	n/a	8,171,164	n/a	1,862,270	2,450,340	332.15	196.22	209	486
2023	6,015,785	2,252,909	4,620,741	2,882,604	1,676,308	2,042,164	184.42	136.02	175	402
2022	n/a	4,030,668	n/a	3,747,172	1,572,066	1,560,229	113.60	122.27	155	354
2021	n/a	5,397,096	n/a	4,087,161	1,509,488	1,535,269	121.49	129.60	157	329
(1)During 2025 and 2024, Mr. Roche served as Moog’s Principal Executive Officer (“PEO”). During 2023, both Mr. Roche and Mr. Scannell served as PEO. Mr. Roche (“First PEO”) served as CEO beginning on February 1, 2023 and Mr. Scannell (“Second PEO”) served as Chairman and CEO in 2021, 2022 and through January 31, 2023. The dollar amounts reported in column (b)(1) reflect the total compensation reported for the First PEO, the dollar amounts reported in column (b)(2) reflect the total compensation reported for the Second PEO and the dollar amounts reported in column (d) reflect the average total compensation reported for the Company’s non-PEO NEOs in the Summary Compensation Table for each fiscal year. The PEO(s) and non-PEO NEOs for each fiscal year are:

Year	First PEO	Second PEO	Non-PEO NEOs
2025	Pat Roche	n/a	Jennifer Walter, Michael Schaff, Joseph Alfieri, Mark Graczyk
2024	Pat Roche	n/a	Jennifer Walter, Mark J. Trabert, Michael Schaff, Mark Graczyk
2023	Pat Roche	John R. Scannell	Jennifer Walter, Mark J. Trabert, Maureen M. Athoe, Paul Wilkinson
2022	n/a	John R. Scannell	Jennifer Walter, Pat Roche, Mark J. Trabert, Maureen M. Athoe
2021	n/a	John R. Scannell	Jennifer Walter, Mark J. Trabert, Maureen M. Athoe, Pat Roche
(2)The dollar amounts reported in column (c)(1) represent the compensation actually paid to the First PEO and the dollar amounts reported in column (c)(2) represent the compensation actually paid to the Second PEO, as computed in accordance with SEC rules. The following adjustments were made to the PEOs’ total compensation for each fiscal year to determine the compensation actually paid:

Name / Year	Summary Compensation Table Total for PEOs	Grant Date Fair Value of Awards Granted During Year(a)	Equity Award Adjustments(b)	Change in the Actuarial Present Value of Pension Benefits	Pension Benefit Adjustments(c)	Compensation Actually Paid to PEOs
Pat Roche
2025	$8,404,872	$(3,063,398)	$4,459,372	$(2,799,738)	$113,075	$7,114,183
2024	10,187,189	(2,322,512)	5,608,241	(5,568,507)	266,753	8,171,164
2023	6,015,785	(1,772,181)	2,557,148	(2,269,517)	89,506	4,620,741
John R. Scannell
2023	$2,252,909	$(107,738)	$1,853,783	$(1,116,350)	$—	$2,882,604
2022	4,030,668	(2,000,015)	1,716,519	—	—	3,747,172
2021	5,397,096	(1,750,210)	2,177,037	(1,736,762)	—	4,087,161
(a)Represents total of the amount reported in the "Stock Awards" and "Option Awards" columns of the Summary Compensation Table for the covered fiscal year.
(b)In accordance with SEC rules, the fair values of outstanding and unvested equity awards were recalculated as of the end of each fiscal year and the fair values of vested equity awards were recalculated as of each vesting date for each fiscal year, as set forth in the table below. The assumptions used for determining fair value shown in this table do not differ materially from those used to determine the fair values disclosed as of the grant date of such awards. The equity award adjustments for each fiscal year were calculated by adding or deducting the following amounts:

Name / Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Change in Year over Year Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Year over Year Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Pat Roche
2025	$3,055,094	$972,338	$—	$431,940	$—	$—	$4,459,372
2024	3,006,574	2,037,401	—	564,266	—	—	5,608,241
2023	2,062,392	369,866	—	126,468	(1,578)	—	2,557,148
John R. Scannell
2023	$—	$1,139,489	$107,738	$615,461	$(8,905)	$—	$1,853,783
2022	1,777,968	(58,882)	—	84,684	(87,251)	—	1,716,519
2021	1,856,107	113,451	—	207,479	—	—	2,177,037
(c)The total pension benefit adjustments for each fiscal year were calculated by aggregating the service costs. There were no prior service costs. Mr. Scannell’s service cost for fiscal 2023, 2022 and 2021 was zero, as the service cap of 25 years had been exceeded for his DB SERP benefit. Mr. Scannell's benefit was growing with service in ERP, but the ERP benefit was an offset to the DB SERP benefit.

(3)The dollar amounts reported in column (e) represent the average compensation actually paid to the non-PEO NEOs, as computed in accordance with SEC rules. The following adjustments were made to the non-PEO NEOs’ average total compensation for each fiscal year to determine the compensation actually paid, using the same methodology described in (2):

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Grant Date Fair Value of Awards Granted During Year(a)	Average Equity Award Adjustments(b)	Average Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments(c)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$1,597,853	$(574,556)	$818,229	$(12,197)	$10,937	$1,840,267
2024	1,862,270	(480,073)	1,181,387	(130,641)	17,397	2,450,340
2023	1,676,308	(440,905)	855,816	(74,123)	25,067	2,042,164
2022	1,572,066	(487,554)	418,424	—	57,293	1,560,229
2021	1,509,488	(365,057)	457,886	(123,465)	56,417	1,535,269
(a)Represents the average total of the amount reported in the "Stock Awards" and "Option Awards" columns of the Summary Compensation Table for the covered fiscal year for the non-PEO NEOs.
(b)The average equity award adjustments for each fiscal year were calculated by adding or deducting the following amounts:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Change in Year over Year Average Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Year over Year Average Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Awards Adjustments
2025	$572,998	$185,368	$—	$59,863	$—	$—	$818,229
2024	621,495	356,321	—	203,571	—	—	1,181,387
2023	462,636	221,929	43,376	129,735	(1,860)	—	855,816
2022	433,422	(12,375)	—	17,780	(20,403)	—	418,424
2021	387,145	23,999	—	46,742	—	—	457,886
(c)The average pension benefit adjustments for each fiscal year were calculated by aggregating the average service costs. There were no average prior service costs.

(4)Total Shareholder Return (“TSR”) represents the cumulative investment return of an initial fixed $100 investment in Moog A stock during the period commencing on October 3, 2020 and ending on the last day of the covered fiscal year, assuming dividend reinvestment.
(5)In fiscal 2025, the peer group used for this purpose is the S&P Aerospace & Defense Select Industry Total Return Index. In prior fiscal years, the peer group used was the S&P Aerospace & Defense Index. The S&P Aerospace & Defense Select Industry Total Return Index replaced the S&P Aerospace & Defense Index as it more appropriately represents the market and our industry. In the transition year, the graph below includes both the prior and the new indices of peer companies.

(6)Reflects net income for the covered fiscal year, as reported in our Annual Report on Form 10-K for such year. Figures included in this table for fiscal 2024 and 2023 have been updated as a result of revisions to correct errors to previously issued financial statements. For further information, see Note 25 - Revision of Previously Issued Consolidated Financial Statements to the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025.
(7)Adjusted EBITDA is defined as reported earnings before interest, tax, depreciation and amortization excluding, but not limited to, the impacts of non-operating events and the gain or loss on asset sales. Figures included in this table for fiscal 2024 and 2023 have been updated as a result of revisions to correct errors to previously issued financial statements. For further information, see Note 25 - Revision of Previously Issued Consolidated Financial Statements to the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025.
Financial Performance Measures

The Company’s executive compensation program is designed to reward both short-term and long-term success and to align executives’ financial interests with the interests of shareholders. The financial performance measures used within the Company’s incentive plans are selected to support these objectives. The most important financial performance measures linking compensation actually paid to company performance for the most recently completed fiscal year are as follows:

Most Important Financial Performance Measures
Adjusted EBITDA
Sales
Adjusted Operating Margin

Relationship Between Pay and Performance

Compensation Actually Paid and Company TSR

The following graph reflects the compensation actually paid to the First PEO and the Second PEO and the average compensation actually paid to the Company’s non-PEO NEOs compared to the Company's TSR and the peer group's TSR over the last five reported fiscal years. The Company’s executive compensation generally aligns with our TSR performance.

Compensation Actually Paid vs. Company and Peer Group TSR
Compensation Actually Paid (in thousands)
$10,000
$8,000
$6,000
$4,000
$2,000
$—
TSR
$400
$300
$200
$100
$—
2021
2022
2023
2024
2025
$138
$130
$121
$122
$114
$107
$184
$136
$132
$332
$196
$187
$343
$283
$262
First PEO
Second PEO
Average for Non-PEO NEOs
Company TSR
S&P Aerospace & Defense Select Industry Total Return Index TSR (Current Peer Group)
S&P Aerospace & Defense Index TSR (Prior Peer Group)

Compensation Actually Paid and Net Income

The following graph reflects the compensation actually paid to the First PEO and the Second PEO and the average compensation actually paid to the Company’s non-PEO NEOs compared to the Company's net income over the last five reported fiscal years. The Company’s executive compensation generally moves directionally with our net income.

Compensation Actually Paid vs. Net Income
$10,000
$8,000
$6,000
$4,000
$2,000
$—
Compensation Actually Paid (in thousands)
$400
$300
$200
$100
$—
Net Income (in millions)
$157
$155
$175
$209
$235
2021
2022
2023
2024
2025
First PEO
Second PEO
Average for Non-PEO NEOs
Net Income

Compensation Actually Paid and Adjusted EBITDA

The following graph reflects the compensation actually paid to the First PEO and the Second PEO and the average compensation actually paid to the Company’s non-PEO NEOs compared to the Company's Adjusted EBITDA over the last five reported fiscal years. While the Company employs additional financial and non-financial measures to evaluate performance for compensatory purposes, the Company has determined that Adjusted EBITDA represents the most important financial performance measure to link compensation actually paid to Company performance during the most recently reported fiscal year. The Company utilized Adjusted EBITDA as the sole performance metric to determine performance against established targets for its fiscal 2025 STI plan, as it measures our executives’ success at increasing the operational profitability of the business.

Compensation Actually Paid vs. Adjusted EBITDA
$10,000
$8,000
$6,000
$4,000
$2,000
$—
Compensation Actually Paid (in thousands)
$600
$450
$300
$150
$—
Adjusted EBITDA (in millions)
$329
$354
$402
$486
$540
2021
2022
2023
2024
2025
First PEO
Second PEO
Average for Non-PEO NEOs
Adjusted EBITDA

DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE

On November 30, 2004, the Board approved indemnification agreements for officers, directors and key employees. The indemnification agreement provides that officers, directors and key employees will be indemnified for expenses, investigative costs and judgments arising from threatened, pending or completed legal proceedings. The form of the indemnification agreement was filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K filed on December 1, 2004.

On November 1, 2025, the Company renewed an officers and directors indemnification insurance coverage through policies written by the Chubb, Travelers, AIG, AWAC, C.N.A., Zurich, Sompo, ORPro, Westfield and Arch. The renewal was for a one-year period at an annual premium of $1,090,208. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No payments or claims of indemnification or expenses have been made under any such insurance policies purchased by the Company at any time.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board under the rules of the SEC, the NYSE listing standards and the Company’s standards for director independence. The Board has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined under applicable federal law and regulations. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website. The Audit Committee has sole authority to appoint, terminate or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.

The Audit Committee reviews the Company’s financial statements and the Company’s financial reporting process. Management has the primary responsibility for the Company’s financial statements and internal control over financial reporting, as well as disclosure controls and procedures.

In this context, the Audit Committee reviewed and discussed with management and Ernst & Young LLP ("EY"), the Company’s independent registered public accounting firm for fiscal 2025, the Company’s audited consolidated financial statements for the fiscal year ended September 27, 2025. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the fiscal year ended September 27, 2025, filed with the Securities and Exchange Commission.

Respectfully submitted,

Kraig H. Kayser, Chair
Peter J. Gundermann
Mahesh Narang
Brenda L. Reichelderfer
Members of the Audit Committee

Audit Fees and Pre-Approval Policy

The following table sets forth the aggregate fees incurred by the Company related to the services of the Company’s principal Independent Registered Public Accounting Firm, EY, for the fiscal years ended September 27, 2025 and September 28, 2024:

	Fiscal Year Ended
	September 27, 2025	September 28, 2024
Audit Fees	$4,028,628	$2,982,693
Audit-Related Fees	—	—
Tax Fees(1)	530,318	608,321
All Other Fees	40,000	—
Total	$4,598,946	$3,591,014
(1)Tax fees relate to services associated with tax planning and compliance.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its Independent Registered Public Accounting Firm, subject to any de minimis exceptions described in the Exchange Act, which are approved by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee annually. None of the services described above were approved by the Audit Committee under the de minimis exception provided by SEC Regulation S-X, Rule 2-01(c)(7).

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, on the recommendation of the Audit Committee, has selected KPMG LLP (“KPMG”), as our independent registered public accounting firm for our 2026 fiscal year. This selection is being presented to our shareholders for ratification at the Annual Meeting. The Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

We have been advised by our independent registered public accounting firm for fiscal 2025 and KPMG, that a representative of each will be present at the Annual Meeting and will be available to respond to appropriate questions. We intend to give such representatives an opportunity to make a statement if they should so desire.

Recent Change in Auditor

As previously disclosed in the Current Report on Form 8-K filed with the SEC on August 8, 2025, the Audit Committee recently conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2026. The Audit Committee invited several international public accounting firms to participate in this process, including EY, the Company’s independent registered public accounting firm for the fiscal year ended September 27, 2025. On August 4, 2025, upon completion of this process, the Audit Committee approved (i) the dismissal of EY, effective immediately following EY’s completion of the audit of the Company’s consolidated financial statements as of and for the fiscal year ended September 27, 2025 and the audit of the Company's internal control over financial reporting as of September 27, 2025 and the issuance of their reports thereon, and (ii) the engagement of KPMG to serve as the Company’s independent registered public accounting firm for the fiscal year ending October 3, 2026. EY's dismissal took effect on November 26, 2025, immediately following EY's completion of the audit of the Company's Consolidated Financial Statements as of and for the year ended September 27, 2025 and the audit of the Company's Internal Control Over Financial Reporting as of September 27, 2025 and the issuance of their reports thereon.

The audit reports of EY on the consolidated financial statements of the Company as of and for the fiscal years ended September 28, 2024 and September 27, 2025, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 28, 2024 and September 27, 2025, and the subsequent interim period through the date of this Proxy Statement, there were no: (i) “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to EY’s satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement; or (ii) except as described below, “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

EY’s report on the Company’s internal control over financial reporting as of September 27, 2025 contained an adverse opinion, specifically, that the Company had not maintained effective internal control over financial reporting as of September 27, 2025, due to the effect of a material weakness identified by management in the design and operation of its controls over distinct long-term aftermarket service revenue contracts in the Company’s Commercial Aircraft segment, as reported by the Company in “Part II, Item 9A. Controls and Procedures” of its Annual Report on Form 10-K for the fiscal year ended September 27, 2025, filed with the SEC on November 26, 2025. This material weakness was discussed by the Company’s Audit Committee and EY. The Audit Committee has authorized EY to respond fully to the inquiries of KPMG concerning such material weakness.

The Company has provided a copy of the foregoing disclosures to EY and requested that EY furnish it with a letter addressed to the Securities and Exchange Commission stating whether EY agrees with the above statements. A copy of EY’s letter, dated November 26, 2025, is filed as Exhibit 16.1 to the Company's Current Report on Form 8-K/A filed on November 26, 2025.

During the fiscal years ended September 28, 2024 and September 27, 2025, neither the Company nor anyone on the Company’s behalf consulted with KPMG regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

The Board recommends a vote “FOR” ratification of KPMG as auditors for the Company for fiscal year 2026.

SUSTAINABILITY

Commitment to Sustainability Reporting

The Company is committed to operating sustainably while designing and manufacturing the most advanced motion control systems and precision components for aerospace, defense, industrial and medical applications. Sustainability is an integral part of our Company’s culture and values, encompassing our focus on environmental stewardship, social responsibility and corporate governance.

Since publishing our first Sustainability Report in August 2022, we have made significant strides in developing, maintaining and expanding various sustainability initiatives. Our comprehensive sustainability strategy includes stakeholder outreach and engagement to gather insights on our areas of focus. We have established a cross-functional sustainability committee led by our Director of Sustainability and created a dedicated sustainability function to oversee our global Sustainability strategy and activities.

To ensure transparency and accountability, we have adopted the Sustainability Accounting Standards Board ("SASB") standards for use in establishing our investor-grade ESG protocols and metrics. We have transitioned to report according to the SASB standards, with our first disclosure for the Aerospace and Defense industry published in December 2022 and our 2024 SASB disclosure published in December 2024. Beginning in 2024, we also began voluntarily participating in EcoVadis and CDP to further validate and benchmark our sustainability performance. Moving forward, we will continue to develop and execute our strategy, with our third Sustainability Report expected in 2026, to further share our progress, metrics and goals related to ESG and human capital topics.

For more detailed information related to our sustainability initiatives and progress, please review the Sustainability Report, SASB disclosure and our website. The content of the Sustainability Report, SASB disclosure and the Company’s website are not, and should not, be deemed to be incorporated by reference in this Proxy Statement or otherwise filed with the SEC.

Sustainability Oversight

The Company’s Board has delegated the Nominating and Governance Committee with the primary responsibility of overseeing and reviewing our Sustainability strategy and its integration in our business. This committee consists entirely of independent directors who receive regular reports on our sustainability efforts and related topics. They are routinely updated on the actions taken by management to advance our strategy, particularly in relation to environmental and social issues, among other areas.

Environmental Sustainability

We believe it is essential to contribute to the betterment of the world for present and future generations. This commitment drives us to minimize our environmental impact and protect our planet. To ensure the fulfillment of our environmental responsibilities, the Company has a dedicated Environmental, Health and Safety ("EHS") team. This team provides a range of services, including training to ensure compliance with all EHS regulations and the maintenance of safe and healthy working conditions for our employees.

Social Engagement

We are dedicated to strengthening the communities in which we operate by leveraging our time, talent and resources. This commitment is demonstrated through our financial contributions and volunteer support to a range of regional and local charitable organizations, non-profits and community programs where we have business operations.

Human Capital Management

The Company recognizes that its culture and values, along with more than 13,500 employees in over 20 countries, are its most valuable assets. To ensure the preservation of our values and a purposeful and strong culture, our Board and Executive team place significant emphasis on nurturing and managing our human capital. Our sustainable human capital strategy focuses on the following:

•Employee recruitment
•Competitive compensation programs and equitable employee benefits
•Physical and emotional well-being
•Employee engagement and retention
•Leadership development and training
•Learning and professional development
•Succession planning
•Flexible working arrangements
•Employee stock ownership

For more information on our human capital objectives, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025.

Ethics

We prioritize our corporate governance policies and practices that promote transparency, accountability and security. The Company is fully committed to fostering a culture of compliance with applicable laws and standards, both in letter and spirit. Ethics are deeply ingrained in our values and business processes. We consistently reinforce our commitment to ethics and integrity through employee communications, everyday actions and robust processes and controls.

As a part of our ongoing efforts to ensure ethical conduct aligned with our values, the Company provides compliance training programs in multiple languages. We also maintain two hotlines related to our code of conduct. These hotlines allow individuals to anonymously report concerns about business behavior they are uncomfortable discussing directly with managers or human resources personnel. The Company's business ethics hotline is administered by internal Company counsel designated as the business ethics advocate. Additionally, we have a separate hotline for cases where an employee believes the Company's financial statements are materially misstated due to intentional acts or material weaknesses in internal control systems. This hotline is administered by the Secretary of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Shareholders

The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owner of more than 5% of the Class A shares or Class B shares as of December 12, 2025. The percentage of Class A shares or Class B shares owned is based on 28,853,564 Class A shares and 4,621,751 Class B shares outstanding as of December 12, 2025.

Name and Address of Beneficial Owner	Class A Common Stock		Class B Common Stock(1)
	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(2)	4,497,515	15.6%	—	—%
50 Hudson Yards New York, NY 10001
The Vanguard Group, Inc.(2)	3,098,569	10.7%	—	—%
100 Vanguard Blvd. Malvern, PA 19355
Earnest Partners LLC(2)	2,149,591	7.5%	—	—
1180 Peachtree Street, Suite 2300 Atlanta, GA 30309
State Street Corp(2)	1,438,653	5.0%	—	—%
1 Congress Street Boston, MA 02114
Moog Inc. Retirement Savings Plan (“RSP”)(3)	—	—%	1,778,369	38.5%
c/o Moog Inc. Seneca Street at Jamison Road East Aurora, NY 14052
Moog Inc. Stock Employee Compensation Trust, as amended (“SECT”)(4)	425,148	1.5%	522,913	11.3%
c/o Moog Inc. Seneca Street at Jamison Road East Aurora, NY 14052
Moog Inc. Supplemental Retirement Plan Trust, as amended ("Trust")(5)	—	—%	826,170	17.9%
c/o Moog Inc. Seneca Street at Jamison Road East Aurora, NY 14052
(1)Class B shares are convertible into Class A shares on a share-for-share basis.
(2)Holdings are derived from the most recent Schedule 13D or 13G filings and, to the extent applicable, are updated for aggregate positions reported by Bloomberg L.P. based upon the most recent Schedule 13F filings.
(3)These shares are allocated to individual participants under the RSP and are voted by Great-West Trust Company, LLC, Greenwood Village, Colorado, the Trustee as of the record date, as directed by the participants to whom such shares are allocated. Any allocated shares as to which voting instructions are not received will be voted in accordance with instructions on the proxy card. As of December 12, 2025, a total of 9,757 of the allocated Class B shares were allocated to accounts of officers and are included in the shares reported for “all directors and officers as a group" in the table Directors and Executive Officers on page 55.
(4)The SECT acquires Class A shares and Class B shares that become available for subsequent use in the RSP or other Moog employee benefit plans. The SECT will terminate on the earlier of (a) the date the SECT no longer holds any assets or (b) a date specified in a written notice given by the Board of Directors to the Trustee. The Trustee of the SECT is Robert T. Brady. The Trustee’s powers and rights include, among others, the right to retain or sell SECT assets; borrow from the Company or third party lenders upon direction from an administrative committee and enter into related loan agreements; vote or give consent with respect to securities held by the SECT in the Trustee’s sole discretion; employ accountants and advisors as may be reasonably necessary; utilize a custodian to hold, but not manage or invest, assets held by the SECT; and consult with legal counsel.
(5)The Trust was established in 1992 as a funding vehicle for the PERI-SERP, and the assets of the Trust, including the Class B shares held by the Trust, are available to fund the Moog’s obligations under the PERI-SERP and held for the benefit of the participants of the PERI-SERP. The Trustee of the Trust is John P. McGrath. The Trustee has the sole power to direct the vote and to dispose or direct the disposition of all of the 826,170 Class B shares held by the Trust.

Directors and Executive Officers

The beneficial ownership of common stock by each director, each of the NEOs and by all directors and officers as a group as of December 12, 2025 is provided in the following table. Unless otherwise indicated, the persons named have sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which could be acquired pursuant to currently exercisable SARs, or SARs that become exercisable within 60 days of December 12, 2025. The percentage of Class A shares or Class B shares owned is based on 28,853,564 Class A shares and 4,621,751 Class B shares outstanding as of December 12, 2025.

	Amount and Nature of Beneficial Ownership
	Class A Common Stock				Class B Common Stock(1)
Name of Beneficial Owner	Shares	Equity Awards Currently Exercisable or Exercisable within 60 days(2)(3)	Total Shares	Percent Of Class	Shares	Equity Awards Currently Exercisable or Exercisable within 60 days(2)(3)	Total Shares	Percent Of Class
Directors
Janet M. Coletti	—	—	—	*	6,749	—	6,749	*
Donald R. Fishback (nominee)(4)	18,492	—	18,492	*	14,871	15,946	30,817	*
William G. Gisel, Jr.	1,675	—	1,675	*	12,802	—	12,802	*
Peter J. Gundermann	3,909	—	3,909	*	11,545	—	11,545	*
Kraig H. Kayser (nominee)	22,506	—	22,506	*	11,496	—	11,496	*
Mahesh Narang	—	—	—	*	3,396	—	3,396	*
Brenda L. Reichelderfer (nominee)	650	—	650	*	4,585	—	4,585	*
Pat Roche	18,661	—	18,661	*	27,387	29,325	56,712	1.2%
John R. Scannell (5)	36,540	—	36,540	*	39,906	100,799	140,705	3.0%
Named Executive Officers(6)
Jennifer Walter	4,604	—	4,604	*	14,620	20,750	35,370	*
Michael Schaff	—	—	—	*	4,205	4,268	8,473	*
Joseph Alfieri	—	—	—	*	3,853	1,989	5,842	*
Mark Graczyk	—	—	—	*	3,823	4,268	8,091	*
All directors and executive officers as a group (15 persons)(7)	109,267	—	109,267	*	175,420	205,702	381,122	8.2%
*Does not exceed one percent of class.
(1)Class B shares are convertible into Class A shares on a share-for-share basis.
(2)Includes shares related to SARs. The number of shares issuable upon exercise of SARs is calculated for net settlement based upon the excess of the market price on December 12, 2025 over the exercise price of the SARs.
(3)Excludes PSUs held but not earned as NEOs may not direct the voting of their PSUs. The number and terms of PSUs awarded to each NEO are provided in greater detail in the Compensation Discussion and Analysis beginning on page 17 and 2025 Grant of Plan-Based Awards table on page 30.
(4)Ms. Denise Fishback, Mr. Fishback's spouse, is the trustee of various trusts which hold 24,796 of Class A shares, which are not included in the numbers reported.
(5)Ms. Eileen Scannell, Mr. Scannell's spouse, is the beneficial owner of 26,346 Class A shares, which are not included in the numbers reported.
(6)Mr. Roche is a NEO. Beneficial ownership information appears under the heading “Directors” above.
(7)“All directors and executive officers as a group” consists of the directors, the NEOs and all other executive officers as of December 12, 2025. Balances do not include shares held by spouses, or as custodian or trustee for minors, as to which beneficial interest has been disclaimed.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and Section 16 officers, and persons who own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of the Company’s common stock. To the Company’s knowledge, based upon the reports filed and written representations regarding reports required during the fiscal year ended September 27, 2025, no Section 16 officer or director of the Company failed to file reports required by Section 16(a) on a timely basis, with the exception of one late Form 4 filing for Paul Wilkinson in connection with the exercise of SARs and one late Form 4 filing for Stuart Mclachlan in connection with the exercise of SARs.

PROPOSALS OF SHAREHOLDERS FOR 2027 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2027 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company no later than August 21, 2026. Under the Company’s Amended and Restated By-Laws (the "By-Laws"), if a shareholder wishes to nominate a director or bring other business before the shareholders at the 2027 Annual Meeting without having a proposal included in the Proxy Statement for that meeting, the shareholder must notify the Secretary of the Company in writing between October 13, 2026 and November 12, 2026, and the notice must contain the specific information required by the Company’s by-laws. A copy of the Company’s by-laws can be obtained without charge from the Secretary of the Company, East Aurora, New York, 14052.

Section 1.06 of the Company’s By-Laws provides that proposals may be properly brought before an annual meeting of the Company by a shareholder of record (both as of the time notice of the proposal is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting if the shareholder provides timely notice of the proposal to the Secretary of the Company in accordance with the requirements of the By-Laws and complies with the other requirements of the By-Laws. A shareholder making a proposal at an annual meeting must be present at the annual meeting in person and the business brought before an annual meeting must also be a proper matter for shareholder action under the New York Business Corporation Law.

A shareholder’s notice to the Secretary of the Company must set forth certain information regarding the shareholder and the proposal as described in the By-Laws, including the name and address of the shareholder, a brief description of the business the shareholder desires to bring before the annual meeting and the reasons for conducting such business at such annual meeting, the class or series and number of shares beneficially owned by the shareholder, the names and addresses of other shareholders known to financially or otherwise materially support such proposal and any material interest of the shareholder in such proposal.

Section 1.06 of the By-Laws further provides that nominations of candidates for election as directors of the Company at any annual meeting of shareholders may be made by a shareholder of record (both as of the time notice of such nomination is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting for the election of directors if the shareholder provides timely notice to the Secretary of the Company in accordance with the requirements of the By-Laws and complies with the other requirements of the By-Laws. A shareholder may nominate a candidate for election as a director only as to such class of director whose election the shareholder would be entitled to vote thereon at an annual meeting of shareholders. Any shareholder who desires to make a nomination must be present at the annual meeting in person.

In addition to the information required in a notice of a proposal, a notice to the Secretary with respect to nominations of candidates for election as directors must contain certain information regarding each proposed nominee for director as described in the By-Laws, including the nominee’s name, age, business and residence address, principal occupation, the class or series and number of shares of the Company beneficially owned by the nominee and a consent of the nominee to serve as a director, if elected. The notice must also provide a description of any arrangements or understandings between the nominating shareholder and each nominee and such other information concerning the nominee as required pursuant to the rules and regulations promulgated under the Exchange Act.

Further information regarding proposals or nominations by shareholders can be found in Section 1.06 of the By-Laws. If the Board or a designated committee determines that any proposal or nomination was not made in a timely fashion in accordance with the provisions of the By-Laws or the information provided by a shareholder does not satisfy the information requirements of the By-Laws in any material respect, such proposal or nomination will not be considered at the annual meeting in question.

Furthermore, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice in accordance with the By-Laws, as set forth above, and must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act and as set forth in the By-Laws.

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record, and will reimburse such persons for any reasonable expense in forwarding the material. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone and will not receive any additional compensation.

Copies of the 2025 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2025, along with this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders may be obtained, without charge, from the Secretary of the Company, East Aurora, New York 14052.

By Order of the Board of Directors

Elwira J. Kelly, Secretary

Dated: December 19, 2025
East Aurora, New York

		Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945		Class A Shares

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
			:	INTERNET – www.proxypush.com/moga Use the Internet to vote your proxy. With respect to your Vested Shares, vote until 6:00 p.m. ET on February 5, 2026. Scan code below for mobile voting.
			(	PHONE - 1-866-883-3382 Use a touch-tone telephone to vote your proxy. With respect to your Vested Shares, vote until 6:00 p.m. ET on February 5, 2026.
			*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by February 9, 2026.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

Proposal 1.	Election of directors:
	Class A Director — Term Expiring 2029	01 Brenda Reichelderfer		☐	Vote FOR all nominees (except as marked)		☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Proposal 2.	Ratification of KPMG LLP as auditors for Moog Inc. for the 2026 fiscal year				☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE
VOTED FOR PROPOSALS 1 AND 2.

Address Change? Mark box, sign, and indicate changes below:		☐		Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS
February 10, 2026
12:00 p.m. ET

The meeting will be held virtually.

To register for the virtual meeting along with voting your shares, please follow the instructions below:

•Visit register.proxypush.com/moga on your smartphone, tablet or computer.

•As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

•After registering, you will receive a confirmation email followed by an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

Moog Inc.
c/o Equiniti Trust Company
Shareowner Services
P.O. Box 64873	CLASS A SHARES PROXY
St. Paul, MN 55164-9804

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 10, 2026.

The Class A shares of stock you hold will be voted as you specify on the reverse side.

This proxy (including these voting instructions) covers (i) all vested Class A shares acquired by the undersigned pursuant to the Moog Inc. Short Term Incentive Plan, the Moog Inc. 2014 Long Term Incentive Plan, as amended or the Moog Inc. 2025 Long Term Incentive Plan (the “Vested Shares”) and (ii) all other Class A shares held by the undersigned.

The voting cutoff for the Vested Shares held by the undersigned is 6:00 p.m. ET on February 5, 2026.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Proposals 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Donald R. Fishback, John R. Scannell, and Elwira J. Kelly and each of them as proxies with full power of substitution, to vote your Class A shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.

		Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945		Class B Shares

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
:
INTERNET – www.proxypush.com/moga
Use the Internet to vote your proxy. With respect to your RSP Shares, ESPP Shares and STI/LTI Shares, vote until 6:00 p.m. ET on February 5, 2026. Scan code below for mobile voting.

			(	PHONE - 1-866-883-3382 Use a touch-tone telephone to vote your proxy. With respect to your RSP Shares, ESPP Shares and STI/LTI Shares, vote until 6:00 p.m. ET on February 5, 2026.
			*	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by February 9, 2026.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

Proposal 1.	Election of directors:
	Class B Director — Term Expiring 2028	01 Donald R. Fishback		☐	Vote FOR all nominees (except as marked)		☐	Vote WITHHELD from all nominees
	Class B Director — Term Expiring 2029	02 Kraig H. Kayser

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Proposal 2.	Ratification of KPMG LLP as auditors for Moog Inc. for the 2026 fiscal year				☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE
VOTED FOR PROPOSALS 1 AND 2.

Address Change? Mark box, sign, and indicate changes below:		☐		Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

ANNUAL MEETING OF SHAREHOLDERS
February 10, 2026
12:00 p.m. ET

The meeting will be held virtually.

To register for the virtual meeting along with voting your shares, please follow the instructions below:

•Visit register.proxypush.com/mogb on your smartphone, tablet or computer.

•As a shareholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

•After registering, you will receive a confirmation email followed by an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

Moog Inc.
c/o Equiniti Trust Company
Shareowner Services
P.O. Box 64873	CLASS B SHARES PROXY
St. Paul, MN 55164-9804

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 10, 2026.

This proxy (including these voting instructions) covers (i) all Class B shares credited to the undersigned in the Moog Inc. Retirement Savings Plan (the “RSP” and such Class B shares being the “RSP Shares”) as to which the undersigned has the right to give voting instructions under the RSP, (ii) all Class B shares acquired by the undersigned under the Moog Inc. Employee Stock Purchase Plan (the “ESPP” and such Class B shares being the “ESPP Shares”), (iii) all Class B shares acquired by the undersigned pursuant to the Moog Inc. Short Term Incentive Plan, the Moog Inc. 2014 Long Term Incentive Plan or the Moog Inc. 2025 Long Term Incentive Plan (such Class B shares being the “STI/LTI Shares”) and (iv) all other Class B shares held by the undersigned.

The RSP Shares will be voted by the Trustee, Great-West Trust Company, LLC, in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the RSP Shares will be voted by the Trustee of the RSP in accordance with the rules of the RSP. The ESPP Shares and all other Class B shares will be voted as you specify on the reverse side.

The voting cutoff for the RSP Shares, ESPP Shares and STI/LTI Shares held by the undersigned is 6:00 p.m. ET on February 5, 2026.

If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Proposals 1 and 2.

With respect to any Class B shares held by the undersigned, other than any RSP Shares, by signing the proxy, you revoke all prior proxies and appoint Donald R. Fishback, John R. Scannell, and Elwira J. Kelly, and each of them as proxies with full power of substitution, to vote your Class B shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Please mark, sign, date, and return the proxy card promptly using the enclosed envelope, unless you have voted using the Internet or Telephone options.

See reverse for voting instructions.